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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Comerica Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Comerica Incorporated
Proxy Statement and Notice of
2006 Annual Meeting of Shareholders

Comerica Incorporated
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226
April 10, 2006
Dear Shareholder,
It is our pleasure to invite you to attend the 2006 Annual Meeting of Shareholders of Comerica Incorporated at 9:30 a.m., Eastern Time, on Tuesday, May 16, 2006 at the Max M. Fisher Music Center, 3711 Woodward Avenue, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the Annual Meeting is on the back cover of the accompanying Proxy Statement.
If you are unable to attend, you can still listen to an audio webcast of the Annual Meeting. If you choose to listen to the webcast, go to the Investor Relations section of our website at www.comerica.com shortly before the Annual Meeting time and follow the instructions provided. You also may listen to a replay of the webcast on our site beginning the afternoon of May 16, 2006.
The Annual Report, which we mailed to you, summarizes Comerica’s major developments during 2005 and includes the 2005 consolidated financial statements.
Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. You may also vote by telephone or by the Internet by following the instructions for using the automated telephone and Internet voting systems provided on the proxy card.

Sincerely,

Ralph W. Babb, Jr.
Chairman and Chief Executive Officer

PROXY STATEMENT

i

COMERICA INCORPORATED
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2006

Date:	May 16, 2006
Time:	9:30 a.m., Eastern Time
Place:	Max M. Fisher Music Center
3711 Woodward Avenue
Detroit, Michigan 48201

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders to:

1.	Elect four Class I Directors for three-year terms expiring in 2009 or upon the election and qualification of their successors;

2.	Approve the Comerica Incorporated 2006 Long-Term Incentive Plan (the “LTIP”);

3.	Approve the Comerica Incorporated 2006 Management Incentive Plan (the “MIP”);

4.	Ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2006; and

5.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The record date for the Annual Meeting is March 17, 2006 (the “Record Date”). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Comerica mailed this Notice of Annual Meeting to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.
Comerica will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of the Comerica Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226.
If you plan to attend the Annual Meeting but are not a shareholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) with you to the Annual Meeting. See “Questions and Answers” in the Proxy Statement for a discussion of the difference between a shareholder of record and a street name holder.

ii

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system (for shares held in your own name or in Comerica’s employee benefit and stock purchase plans), or by using the Internet voting system (for shares held in your own name or in Comerica’s employee benefit and stock purchase plans). You will find instructions for voting by telephone and by the Internet on the enclosed proxy card.

By Order of the Board of Directors,

Jon W. Bilstrom
Executive Vice President — Governance,
Regulatory Relations and Legal Affairs, and
Corporate Secretary
April 10, 2006

iii

Comerica Incorporated
Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226
2006 PROXY STATEMENT
Questions and Answers

What is a proxy?
A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Comerica’s Board of Directors is soliciting this proxy. All references in this Proxy Statement to “you” shall mean you, the shareholder, and to “yours” shall mean the shareholder’s or shareholders’, as appropriate.

What is a proxy statement?
A proxy statement is a document the United States Securities and Exchange Commission (the “SEC”) requires to explain the matters on which you are asked to vote on the proxy card. This Proxy Statement and accompanying proxy card were first mailed to the shareholders on or about April 10, 2006.

Who can vote?
Only record holders of Comerica’s common stock at the close of business on March 17, 2006, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock owned, on each matter presented for a vote at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described below under “How can I vote?”.

How can I vote?
You can vote in person, by telephone, by the Internet, or by using the enclosed proxy card. To vote by proxy, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system or the Internet voting system, your shares must be held in your name, and not in the name of a brokerage firm, bank or other nominee, and you must follow the instructions on the enclosed proxy card. If you return your signed proxy card to Comerica before the Annual Meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by:

(1)	delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3391, Detroit, Michigan 48226;

(2)	submitting another proxy that is properly signed and later dated;

(3)	voting in person at the Annual Meeting (but only if the shares are registered in Comerica’s records in your name and not in the name of a brokerage firm, bank or other nominee);

(4)	if you previously voted by telephone, by voting by telephone at a subsequent time; or

(5)	if you previously voted by the Internet, by voting by the Internet at a subsequent time.
If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.

What is a quorum?
There were 162,732,115 shares of Comerica’s common stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares, or 81,366,058 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

What vote is required?
Directors: If a quorum exists, the four nominees for Class I Director who receive the most votes will be elected. Votes withheld and broker non-votes (described below), therefore, will have no effect on the outcome of the election of directors, because only a plurality of votes actually cast is needed to elect a Class I Director.
Other Proposals: If a quorum exists, the proposals to: i) approve the Comerica Incorporated 2006 Long-Term Incentive Plan; ii) approve the Comerica Incorporated 2006 Management Incentive Plan; and iii) ratify the appointment of independent auditors must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the applicable proposal. Broker non-votes (described below) will not be counted in determining the number of shares necessary for approval and, therefore, will have no effect on the outcome of the voting on the applicable proposal.
If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum.
Comerica will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by those properly executed proxies will be voted to elect the nominees for Class I Directors, to approve the Comerica Incorporated 2006 Long-Term Incentive Plan, to approve the Comerica Incorporated 2006

Management Incentive Plan and to ratify the appointment of Ernst & Young LLP as independent auditors. No other matters are currently scheduled to be presented at the Annual Meeting.
An independent third party, Wells Fargo Bank, N.A., will act as the inspector of the Annual Meeting and the tabulator of votes.

Who pays for the costs of the Annual Meeting?
Comerica pays the cost of preparing and printing the Proxy Statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Georgeson Shareholder Communications Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica’s common stock.

How does the Board select nominees for the Board?
In identifying potential candidates for nomination as directors, the Corporate Governance and Nominating Committee considers the specific qualities and skills of potential directors. Criteria for assessing nominees include a potential nominee’s ability to represent the long-term interests of Comerica’s four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional or educational organizations.
For those proposed director nominees who meet the minimum qualifications, the Corporate Governance and Nominating Committee then assesses the proposed nominee’s specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties.
The Corporate Governance and Nominating Committee will consider director nominees proposed by shareholders, as well as other shareholder proposals, provided such proposals comply with Comerica’s applicable procedures as described below.

When are shareholder proposals for the 2007 Annual Meeting due?
To be considered for inclusion in next year’s Proxy Statement, all shareholder proposals must comply with applicable laws and regulations, including SEC Rule 14a-8, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, by December 11, 2006.
Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to propose items of business at an Annual Meeting of Comerica’s shareholders. For the 2007 Annual Meeting of Shareholders, notice must be received by Comerica’s Corporate Secretary no later than the close of business on February 15, 2007 and no earlier than the close of business on January 16, 2007. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 16, 2007), Comerica must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date.
For example, if the 2007 Annual Meeting were held on July 17, 2007 (more than 60 days after the one year anniversary of this year’s Annual Meeting) and the public announcement regarding the Annual Meeting date were made on March 16, 2007, we would need to receive your notice no earlier than the close of business on March 19, 2007 and no later than the close of business on April 18, 2007.
Comerica’s bylaws contain additional requirements for shareholder proposals. A copy of Comerica’s bylaws can be obtained by written request to the Corporate Secretary.

How can shareholders nominate persons for election as directors at the 2007 Annual Meeting?
All shareholder nominations of persons for election as directors must comply with applicable laws and regulations, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226.
Under Comerica’s bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors at an Annual Meeting of Comerica’s Shareholders. For the 2007 Annual Meeting of Shareholders, notice must be received by Comerica’s Corporate Secretary no later than the close of business on February 15, 2007 and no earlier than the close of business on January 16, 2007. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one year anniversary of this year’s Annual Meeting date (i.e., May 16, 2007), Comerica must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date, as described above. If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.
In the case of a special meeting of shareholders called for the purpose of electing directors, your written notice must be delivered no later than the close of business on the 10th day following the day on which Comerica mails notice or makes public disclosure of the date of the special meeting, whichever occurs first. You may receive a copy of Comerica’s bylaws specifying the advance notice and additional requirements for shareholder nominations requirements by making a written request to the Corporate Secretary of Comerica.

How many of Comerica’s directors are independent?
Comerica’s Board of Directors has determined that 14 of Comerica’s 16 current directors, or 87.5%, are independent. For a discussion of the Board of Directors’ basis for this determination, see the section of this Proxy Statement entitled “Director Independence and Transactions of Directors with Comerica.”

Does Comerica have a Code of Ethics?
Yes, Comerica has a Code of Business Conduct and Ethics for Employees, which applies to employees and agents of Comerica and its subsidiaries and affiliates, as well as a Code of Business Conduct and Ethics for Members of the Board of Directors. Comerica also has a Senior Financial Officer Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Controller, and Treasurer of Comerica. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics are available on Comerica’s website at www.comerica.com. Copies of such codes can also be obtained by written request to the Corporate Secretary.

How many copies of the Annual Report and Proxy Statement should I receive?
The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family if they consent. This procedure is referred to as “Householding.” This rule benefits both Comerica and you. It reduces the volume of duplicate information received at your household and helps Comerica reduce expenses. Each shareholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
Comerica will deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the Corporate Secretary.
If you are a registered shareholder who resides at the same address as another shareholder and you would prefer to receive your own set of the Annual Report and/or Proxy Statement in future years, you may contact our transfer agent, Wells Fargo Shareowner Services, at 1-877-602-7615. You will need to enter your account number and Comerica number 114. Alternatively, you may write to our transfer agent at the following address: Wells Fargo Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854. If you hold your shares in street name, you may revoke your consent to Householding by contacting your brokerage firm, bank or other nominee or by following the directions set forth on the voting instruction card you received with the proxy materials. If you are currently receiving multiple copies of the Annual Report and/or Proxy Statement and want to receive only a single copy in the future through Householding, follow the same instructions set forth above for registered shareholders or street name holders, as applicable.

Can I receive future Annual Reports and Proxy Statements electronically instead of receiving paper copies through the mail?
Yes. If your shares are registered directly in your name (i.e., you do not hold them in street name) and you have access to the Internet, you can receive Comerica’s Annual Report and Proxy Statement over the Internet rather than in printed form. Enrolling in this service will take just a few minutes of your time. It will give you faster delivery of the documents and will save Comerica the cost of printing and mailing. To agree to access the electronic versions of Comerica’s Annual Report and Proxy Statement instead of receiving the printed versions by mail, go to www.econsent.com/cma/ and follow the instructions. If you agree to electronic delivery, once the Annual Report and Proxy Statement are available on our website, we will mail you a notice with the website address that you should use to access the information and voting instructions for Internet, telephone or mail voting. Paper copies of the Annual Report and Proxy Statement would not be sent unless you request them. Comerica also may choose to send one or more items to you in paper form despite your consent to receive them electronically.
By consenting to electronic delivery, you are stating that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery, because Comerica may rely on your consent and not deliver paper copies of future Annual Meeting materials. In addition, if you consent to electronic delivery, you will be responsible for the costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, in connection with the electronic delivery of the Annual Report and Proxy Statement.
If you do not consent to access Comerica’s proxy materials through the Internet, you will continue to receive the materials in the mail.

SECURITY OWNERSHIP OF MANAGEMENT
The following table contains information about the number of shares of Comerica’s common stock beneficially owned by Comerica’s incumbent directors and director nominees, the officers named in the Summary Compensation Table presented in this Proxy Statement (the “named executive officers”) and all incumbent directors, nominees and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of March 17, 2006 and also any shares which the individual can acquire by May 16, 2006 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse or other family members) with respect to the shares listed in the table.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership		of Class

Elizabeth S. Acton	124,802	(1)	*
Ralph W. Babb, Jr.	816,514	(2)	*
Lillian Bauder	28,704	(3)(13)(17)	*
Mary Constance Beck	45,145	(4)	*
Joseph J. Buttigieg, III	519,876	(5)	*
James F. Cordes	44,588	(6)(13)(17)	*
Peter D. Cummings	66,976	(6)(7)(13)(17)	*
J. Philip DiNapoli	347,002	(8)(13)(17)	*
Anthony F. Earley, Jr.	20,299	(9)(13)(17)	*
Roger Fridholm	30,353	(6)(13)(17)	*
Todd W. Herrick	25,133	(8)(13)(17)	*
John D. Lewis	641,989	(10)	*
Dennis J. Mooradian	128,232	(11)	*
Alfred A. Piergallini	62,393	(12)(13)(17)	*
Robert S. Taubman	29,115	(8)(13)(17)	*
Reginald M. Turner, Jr.	7	(13)(14)(17)	*
William P. Vititoe	25,835	(8)(13)(17)	*
Patricia M. Wallington	17,094	(13)(15)(17)	*
Gail L. Warden	22,005	(6)(13)(17)	*
Kenneth L. Way	35,419	(6)(13)(17)	*
Directors, nominees and executive officers as a group (29 people)	4,141,990	(16)(17)(18)	2.5%

*	Represents holdings of less than one percent of Comerica’s common stock.

(1)	Includes 45,000 shares of restricted stock of Comerica subject to future vesting conditions (“restricted stock”) and currently exercisable options to purchase 78,750 shares of common stock of Comerica, which Comerica granted to Ms. Acton under Comerica’s Long-Term Incentive Plan.

(2)	Includes 82,000 shares of restricted stock and currently exercisable options to purchase 619,750 shares of common stock of Comerica, which Comerica granted to Mr. Babb under Comerica’s Long-Term Incentive Plan.

(3)	Includes currently exercisable options to purchase 10,500 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(4)	Includes 25,000 shares of restricted stock and currently exercisable options to purchase 18,750 shares of common stock of Comerica, which Comerica granted to Ms. Beck under Comerica’s Long-Term Incentive Plan.

(5)	Includes 49,500 shares of restricted stock and currently exercisable options to purchase 410,250 shares of common stock of Comerica, which Comerica granted to Mr. Buttigieg under Comerica’s Long-Term Incentive Plan.

(6)	Includes currently exercisable options to purchase 16,500 shares of common stock of Comerica. Comerica granted these options under Comerica’s Stock Option Plan for Non-Employee Directors.

(7)	Includes 42,321 shares held by Mr. Cummings’ spouse. Mr. Cummings disclaims beneficial ownership of the shares held by his spouse.

(8)	Includes currently exercisable options to purchase 18,000 shares of common stock of Comerica, which Comerica granted under Comerica’s Stock Option Plan for Non-Employee Directors.

(9)	Includes currently exercisable options to purchase 15,000 shares of common stock of Comerica, which Comerica granted under Comerica’s Stock Option Plan for Non-Employee Directors.

(10)	Includes 33,500 shares of restricted stock and currently exercisable options to purchase 463,500 shares of common stock of Comerica, which Comerica granted to Mr. Lewis under Comerica’s Long-Term Incentive Plan.

(11)	Includes 56,000 shares of restricted stock and currently exercisable options to purchase 63,750 shares of common stock of Comerica, which Comerica granted to Mr. Mooradian under Comerica’s Long-Term Incentive Plan.

(12)	Includes currently exercisable options to purchase 13,000 shares of common stock of Comerica, which Comerica granted under Comerica’s Stock Option Plan for Non-Employee Directors.

(13)	Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica common stock under a deferred compensation plan: Lillian Bauder, 5,418 shares; James F. Cordes, 2,802 shares; Peter D. Cummings, 8,155 shares; J. Philip DiNapoli, 5,750 shares; Anthony F. Earley, Jr., 4,799 shares; Roger Fridholm, 5,508 shares; Todd W. Herrick, 2,706 shares; Alfred A. Piergallini, 4,406 shares; Robert S. Taubman, 4,452 shares; Reginald M. Turner, Jr., 7 shares; William P. Vititoe, 2,108 shares; Patricia M. Wallington, 3,122 shares; Gail L. Warden, 3,235 shares; and Kenneth L. Way, 9,398 shares.

(14)	Mr. Turner became a member of the Comerica Board of Directors on January 24, 2005.

(15)	Includes currently exercisable options to purchase 13,500 shares of common stock of Comerica, which Comerica granted under Comerica’s Stock Option Plan for Non-Employee Directors.

(16)	Includes 466,985 shares of restricted stock and options to purchase 2,616,639 shares of Comerica’s common stock which are or will become exercisable by May 16, 2006, and which are beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted the options under Comerica’s long-term incentive plans and Comerica’s Stock Option Plan for Non-Employee Directors. The number shown also includes 140,376 shares of Comerica’s common stock for which the directors, nominees and executive officers share voting and investment power.

(17)	Does not include 1,106 restricted stock units granted to each non-employee director (787 restricted stock units in the case of Reginald M. Turner, Jr.). Those restricted stock units vest one year after the date of the award, with such vesting contingent upon the participant’s continued service as a director of Comerica for a period of one year after the date of the award. They will be settled in common stock one year after the respective director’s service as a director of Comerica terminates.

(18)	Consists of 14 non-employee directors and nominees and 15 executive officers, 2 of whom are employee directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires that Comerica’s directors, executive officers and persons who own more than ten percent of a registered class of Comerica’s equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. Based solely on its review of the copies of such forms received by it, or written representatives from certain reporting persons, Comerica believes that, during the year ended December 31, 2005, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements, except that Messrs. and Mesdames Acton, Babb, Beck, Beran, Bilstrom, Buttigieg, Elenbaas, Fulton, Greene, Gummer, Lewis, Michalak and Mooradian, as well as Mr. James E. Lake (formerly Senior Vice President and Director of Human Resources), each filed a late report covering one grant of options and one grant of restricted stock due to an administrative oversight.
EXECUTIVE OFFICERS
The following table provides information about Comerica’s current executive officers. The Board has determined that the current officers who are in charge of principal business units, divisions or functions and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica are the members of the Management Policy Committee, in addition to the Controller. The current members of the Management Policy Committee are the Chairman, President and Chief Executive Officer (Mr. Babb), the Vice Chairmen (Messrs. Buttigieg and

Lewis), the Chief Financial Officer (Ms. Acton), the Executive Vice President, Retail Bank (Ms. Beck), the Chief Information Officer (Mr. Beran), the Executive Vice President, Governance, Regulatory Relations and Legal Affairs and Corporate Secretary (Mr. Bilstrom), the Executive Vice President, General Auditor (Mr. Duprey), the President and CEO of Comerica Bank-Western Market (Mr. Fulton), the Chief Credit Officer (Mr. Greene), the President and CEO of Comerica Bank-Texas Market (Mr. Gummer), the Senior Vice President, Corporate Planning, Development and Risk Management (Mr. Michalak), the Executive Vice President, Wealth and Institutional Management (Mr. Mooradian), and the Executive Vice President, Human Resources Director (Ms. Wolf). The Controller is Mr. Elenbaas.

	Age
	as of
	April 10,	Principal Occupation and Business	Executive
Name	2006	Experience During Past 5 Years(1)	Officer

Elizabeth S. Acton	54	Executive Vice President and Chief Financial Officer (since April 2002) and Treasurer
		(May 2004 to May 2005), Comerica Incorporated and Comerica Bank; and Vice President and Treasurer (October 2000 to April 2002), Ford Motor Company (motor vehicle manufacturer).	2002-Present

Ralph W. Babb, Jr.	57	President and Chief Executive Officer (since January 2002), Chairman (since October 2002) and Chief Financial Officer (January 2002 to April 2002), Comerica Incorporated; President and Chief Executive Officer (since January 2002) and Chairman (since October 2002), Comerica Bank; and Vice Chairman and Chief Financial Officer (March 1999 to December 2001), Comerica Incorporated and Comerica Bank.	1995-Present

Mary Constance Beck	60	Executive Vice President, Retail Bank (since November 2004), Comerica Incorporated; Atlanta Market Chief Executive Officer (May 2004 to July 2004) and Dallas Market Chief Executive Officer (July 2004 to November 2004), SouthTrust Bank, N.A. (financial services institution); Adjunct Professor (Spring Semester 2004), Texas Christian University (higher learning institution); Independent Consultant (September 2001 to April 2004); and President, Western Region Private Bank (August 2000 to August 2001), Bank of America (financial services institution).	2004-Present

	Age
	as of
	April 10,	Principal Occupation and Business	Executive
Name	2006	Experience During Past 5 Years(1)	Officer

John R. Beran	53	Executive Vice President and Chief Information Officer (since May 1995), Comerica Incorporated and Comerica Bank.	1995-Present

Jon W. Bilstrom	60	Executive Vice President (since January 2003) and Secretary (since June 2003), Comerica Incorporated; Executive Vice President (since May 2003) and Secretary (since June 2003), Comerica Bank; and President and Chief Executive Officer (April 2001 to December 2002), The Bar Plan Mutual Insurance Company (insurance company).	2003-Present

Joseph J. Buttigieg, III	60	Vice Chairman (since March 1999), Comerica Incorporated and Comerica Bank.	1992-Present
David E. Duprey	48	Executive Vice President, General Auditor (since April 2006), Comerica Incorporated and Comerica Bank; and Partner (October 1993 to March 2006), Ernst & Young LLP (registered independent accounting firm).	April 2006-Present

Marvin J. Elenbaas	54	Senior Vice President, Controller and Chief Accounting Officer (since March 1998), Comerica Incorporated and Comerica Bank.	1997-Present

J. Michael Fulton	57	Executive Vice President (since May 2002 and May 1997 to May 2000), Comerica Incorporated; President and Chief Executive Officer — Western Market (since July 2003), Comerica Bank; President and Chief Executive Officer (July 1993 to June 2003), Comerica Bank-California.	1993-2001; 2003-Present

Dale E. Greene	59	Executive Vice President and Chief Credit Officer (since December 2002), Comerica Incorporated; Executive Vice President (since March 1996), Comerica Bank.	1996-2001; 2003-Present

Charles L. Gummer	59	President and Chief Executive Officer — Texas Market (since July 2003), Comerica Bank; and President (November 1989 to June 2003) and Chief Executive Officer (January 1992 to June 2003), Comerica Bank-Texas.	1992-2001; 2003-Present

	Age
	as of
	April 10,	Principal Occupation and Business	Executive
Name	2006	Experience During Past 5 Years(1)	Officer

John D. Lewis	57	Vice Chairman (since January 1994), Comerica Incorporated; Vice Chairman (since March 1995), Comerica Bank.	1988-Present

Michael H. Michalak	48	Senior Vice President (since March 1998), Comerica Incorporated; Senior Vice President (since November 2003), Comerica Bank.	2003-Present

Dennis J. Mooradian	58	Executive Vice President (since November 2003), Comerica Incorporated and Comerica Bank; Executive Vice President (May 1996 to October 2003), Wells Fargo & Company (bank holding company).	2003-Present

Jacquelyn H. Wolf	44	Executive Vice President, Human Resources Director (since January 2006), Comerica Incorporated and Comerica Bank; Group Director, Human Resources — Information Systems and Services/Economic Development and Enterprise Services (May 2002 to December 2005) and Director, Human Resources — Information Systems and Services (July 2000 to April 2002), General Motors Corporation (automotive company).	January 2006- Present

(1)	This column includes principal occupations and employment with subsidiaries and other affiliates of Comerica and of Manufacturers National Corporation, which merged with Comerica in 1994.

COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes the compensation of the Chief Executive Officer of Comerica, the Chief Financial Officer of Comerica and four officers of Comerica who were both executive officers as of the end of the fiscal year ended December 31, 2005 and received the highest compensation during such fiscal year (collectively, the “named executive officers”). The table also includes the compensation of the named executive officers for the fiscal years ended December 31, 2004 and December 31, 2003.
SUMMARY COMPENSATION TABLE

							LONG-TERM COMPENSATION

	ANNUAL COMPENSATION						AWARDS		PAYOUTS

							Restricted	Securities
						Other	Stock	Underlying	LTIP	All Other
						Annual	Award(s)	Options	Payouts	Compensation
	Fiscal		Salary	Bonus		Compensation	(2)(3)	(4)	(5)	(6)(7)
Name and Principal Position(a)	Year		($)	($)		(1)($)	($)	(#)	($)	($)

Ralph W. Babb, Jr.	2005		900,025	1,575,044		17,376	714,870	175,000	630,018	16,496
Chairman of the Board, President	2004		850,025	1,020,030		9,808	656,250	150,000	0	11,303
and Chief Executive Officer,	2003		820,000	943,028		12,056	432,400	120,000	164,005	12,396
Comerica Incorporated and Comerica Bank

Joseph J. Buttigieg, III	2005		605,000	952,875		12,026	384,930	75,000	338,800	19,348
Vice Chairman, Comerica	2004		580,000	626,400		7,428	367,500	75,000	0	15,638
Incorporated and Comerica Bank	2003		560,000	579,600		7,598	302,680	68,000	89,600	14,590

John D. Lewis(8)	2005		580,000	913,500		13,433	384,930	75,000	324,800	14,944
Vice Chairman, Comerica	2004		560,000	604,800		7,923	262,500	65,000	0	16,001
Incorporated and Comerica Bank	2003		560,000	579,600		7,913	302,680	68,000	89,600	15,130

Dennis J. Mooradian	2005		562,000	577,348		9,960	329,940	45,000	127,855	10,487
Executive Vice President,	2004		540,000	540,000	(10)	10,928	315,000	45,000	0	11,544
Comerica Incorporated and	2003	(9)	66,635	71,645		0	1,816,500	60,000	2,363	255,000	(11)
Comerica Bank

Mary Constance Beck	2005		540,000	552,825		7,999	329,940	45,000	66,150	12,987
Executive Vice President,	2004	(12)	84,808	74,256		0	607,000	30,000	0	0
Comerica Incorporated and Comerica Bank

Elizabeth S. Acton	2005		470,000	542,263		6,352	329,940	45,000	148,050	5,487
Executive Vice President	2004		452,000	352,560		5,634	315,000	45,000	0	4,044
and Chief Financial Officer,	2003		438,000	327,405		6,110	259,440	40,000	21,681	3,887
Comerica Incorporated and Comerica Bank

LTIP = long-term incentive plan

(a)	Current position held by the named executive officer as of April 10, 2006.

(1)	Comerica provides certain non-cash perquisites to its named executive officers; these include use of Comerica-owned automobiles and the payment of expenses related to memberships in social clubs, tax preparation, home security systems, and executive physicals. The aggregate cost of the perquisites for each named executive officer did not exceed the lesser of $50,000 or 10% of salary and bonus in each year. The aggregated income tax gross-up amounts for Comerica-owned automobiles, tax preparation services and executive physicals are disclosed in this column only.

(2)	Generally, restricted stock is granted to certain key employees and is subject to future vesting conditions. The value of the 2005, 2004 and 2003 restricted stock award is calculated based on the price of Comerica’s common stock of $54.99, $52.50 and $43.24, respectively, on the grant dates. In addition, Comerica calculated the market value using the closing price of Comerica’s common stock of $56.76 per share on December 31, 2005. As of December 31, 2005, each of the named executive officers held the following number of shares of common stock (“restricted stock”), which the named executive officer may forfeit if he or she does not remain an employee for the term established by Comerica: Ralph W. Babb, Jr., 53,000 shares with a market value of $3,008,280; Elizabeth S. Acton, 38,000 shares with a market value of $2,156,880; Mary Constance Beck, 16,000 shares with a market value of

$908,160; Joseph J. Buttigieg, III, 35,500 shares with a market value of $2,014,980; John D. Lewis, 33,500 shares with a market value of $1,901,460; and Dennis J. Mooradian, 47,000 shares with a market value of $2,667,720. The market value does not give effect to any diminution in value due to the restrictions on this stock.

(3)	Comerica pays dividends on restricted stock at the same rate and on the same terms that it pays dividends on its common stock.

(4)	Comerica has never granted stock appreciation rights under its Long-Term Incentive Plan.

(5)	Amounts in this column represent incentive awards based on Comerica’s average return on equity and earnings per share growth performance for three-year performance periods ending in 2005, 2004 and 2003. Historically, Comerica has paid the award to each of the named executive officers in cash and fifty percent of the award automatically was invested in shares of non-transferable common stock. If the participant deferred the award, one hundred percent of the deferred award was deemed invested in Comerica common stock and was paid out in common stock. In addition, historically, executives could not transfer stock awarded through this program until the executive’s employment with Comerica terminated (“non-transferable stock”). On November 23, 2004, however, the Compensation Committee revised the Management Incentive Plan three-year performance award structure on a going-forward basis so that participants would receive future three-year performance awards entirely in cash (rather than having fifty percent of the award automatically invested in shares of non-transferable common stock). In addition, when senior officers elect to defer a three-year performance award after November 23, 2004, all or a portion of the deferred award can be deemed invested in Comerica common stock and paid out in common stock and/or deemed invested in various investment funds and paid out in cash, at the election of the participant.

(6)	Amounts for 2005 for each of the named executive officers include a $1,000 matching contribution and $4,487 performance match under Comerica’s 401(k) plan. Amounts for 2005 also include life insurance premiums paid by Comerica for the benefit of certain named executive officers (Ralph W. Babb, Jr., $7,259; Elizabeth S. Acton, $0; Mary Constance Beck, $0; Joseph J. Buttigieg, III, $13,861; John D. Lewis, $9,366; and Dennis J. Mooradian, $0).

(7)	Amounts for 2005 for each of the named executive officers include Employee Stock Purchase Plan matching contributions for the following named executive officers in the amount set forth opposite such officer’s name: (Quarterly Match: Ralph W. Babb, Jr., $3,750; Elizabeth S. Acton, $0; Mary Constance Beck, $7,500; Joseph J. Buttigieg, III, $0; John D. Lewis, $91; and Dennis J. Mooradian, $5,000). None of the Named Executive Officers received a Retention Match. All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions.

(8)	John D. Lewis will retire from Comerica effective June 30, 2006. Pursuant to an agreement with Comerica, Mr. Lewis will not compete with Comerica for a period of two years and will receive payment in consideration thereof as described on page 18 of this Proxy Statement.

(9)	Dennis J. Mooradian joined Comerica as Executive Vice President, Wealth and Institutional Management, on November 3, 2003. As a result, the salary, bonus and long-term incentive payments indicated represent prorated annual amounts.

(10)	As part of his employment offer, Dennis J. Mooradian was guaranteed a minimum bonus in 2004 of 100% of his base salary of $540,000.

(11)	Includes a one-time signing bonus of $250,000 and a relocation bonus of $5,000.

(12)	Mary Constance Beck joined Comerica as Executive Vice President on November 3, 2004. As a result, the salary and bonus payments indicated represent prorated annual amounts.

The following table provides information on stock options Comerica granted in 2005 to the named executive officers.
OPTION GRANTS IN LAST FISCAL YEAR(1)

					Potential Realizable
Individual Grants					Value at Assumed Annual Rates of
					Stock Price Appreciation
					for Option Term(3)

	Number of	Percent of Total
	Securities	Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted(2)	Fiscal Year	($/Sh)	Date	0% ($)	5% ($)	10% ($)

Ralph W. Babb, Jr.	175,000	5.82%	$54.99	4/21/2015	0	$6,052,010	$15,336,982
Joseph J. Buttigieg, III	75,000	2.50%	$54.99	4/21/2015	0	$2,593,719	$6,572,992
John D. Lewis	75,000	2.50%	$54.99	4/21/2015	0	$2,593,719	$6,572,992
Dennis J. Mooradian	45,000	1.50%	$54.99	4/21/2015	0	$1,556,231	$3,943,795
Mary Constance Beck	45,000	1.50%	$54.99	4/21/2015	0	$1,556,231	$3,943,795
Elizabeth S. Acton	45,000	1.50%	$54.99	4/21/2015	0	$1,556,231	$3,943,795

(1)	Comerica has never granted stock appreciation rights under Comerica’s Long-Term Incentive Plan.

(2)	This column represents the number of options granted to each named executive officer in 2005. These options have a ten-year term and become exercisable annually in 25% increments, beginning on January 25, 2006. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3)	Amounts in these columns represent the potential value that a holder of the option may realize at the end of the option’s term assuming the annual rates of growth indicated in the above columns. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of Comerica’s stock price.
The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 2005.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-The-Money Options at
			Year-End		Fiscal Year-End(2)
	(#)	($)
	Shares Acquired	Value	(#)	(#)	($)	($)
Name	on Exercise	Realized(3)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ralph W. Babb, Jr.	18,000	$610,740	477,250	378,750	$3,127,610	$1,775,400
Joseph J. Buttigieg, III	18,000	$599,940	338,250	182,750	$2,480,265	$931,335
John D. Lewis	38,850	$1,500,776	431,500	175,250	$4,028,723	$899,385
Dennis J. Mooradian	0	0	41,250	108,750	$193,725	$369,225
Mary Constance Beck	0	0	7,500	67,500	0	$79,650
Elizabeth S. Acton	10,000	$186,003	33,750	106,250	$47,925	$552,225

(1)	Comerica has never granted stock appreciation rights under its Long-Term Incentive Plan.

(2)	The value of “in-the-money” options is calculated as of December 31, 2005. Such value is equal to the difference between $56.76 (the closing price on December 31, 2005) and the option exercise price multiplied by the number of shares of Comerica’s common stock underlying the option. An option is “in-the-money” if the market value of the common stock underlying the option is greater than the exercise price.

(3)	Value is calculated based upon the difference between the per-share option exercise price and the market value of a share of Comerica’s common stock on the date of exercise, multiplied by the applicable number of shares.

The following table provides information on estimated payouts that could be made to the named executive officers in 2008 if specified objectives are attained.
LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR(1)

		Estimated Future Payouts Under Non-Stock Price-Based
		Plans

	Performance	Threshold	Target	Maximum(2)
Name	Period	($)	($)	($)

Ralph W. Babb, Jr.	2005-2007	0	$450,013	$900,025
Joseph J. Buttigieg, III	2005-2007	0	$242,000	$484,000
John D. Lewis	2005-2007	0	$232,000	$464,000
Dennis J. Mooradian	2005-2007	0	$126,450	$252,900
Mary Constance Beck	2005-2007	0	$121,500	$243,000
Elizabeth S. Acton	2005-2007	0	$105,750	$211,500

(1)	Participants earn long-term awards under the Management Incentive Plan based upon Comerica’s attainment of specified objectives established by the Compensation Committee in relation to Comerica’s average return on common equity and earnings per share growth during the three-year performance period. Historically, Comerica has paid the award to each of the named executive officers in cash and fifty percent of the award automatically was invested in shares of non- transferable common stock. If the participant deferred the award, one hundred percent of the deferred award was deemed invested in Comerica common stock and was paid out in common stock. In addition, historically, executives could not transfer stock awarded through this program until the executive’s employment with Comerica terminates (“non-transferable stock”). On November 23, 2004, however, the Compensation Committee revised the Management Incentive Plan three-year performance award structure on a going-forward basis so that participants would receive future three-year performance awards entirely in cash (rather than having fifty percent of the award automatically invested in shares of non-transferable common stock). In addition, when senior officers elect to defer a three-year performance award after November 23, 2004, all or a portion of the deferred award can be deemed invested in Comerica common stock and paid out in common stock and/or deemed invested in various investment funds and paid out in cash, at the election of the participant.

(2)	Each year, Comerica determines the amount necessary to fund long-term awards under the Management Incentive Plan for the upcoming year. The maximum stated for each named executive officer represents the maximum amount that could be funded for each named executive officer based upon the achievement of the performance criteria under the plan and on such executive officer’s organizational level and base salary. The Compensation Committee may use its discretion to reduce the payment to the named executive officer based on individual performance for the previous three performance years. As a result, an individual’s award may be less than the maximum stated in the table above for the named executive officer.
DEFINED BENEFIT PENSION PLAN BENEFITS
Comerica maintains the Comerica Incorporated Retirement Plan (2000 Amendment and Restatement), a tax-qualified defined benefit pension plan (the “Pension Plan”). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the “Manufacturers Plan”), the Comerica Incorporated Retirement Plan (the “Comerica Plan”) and pension plans of other companies acquired by Comerica (the “Acquired Companies’ Plans”). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service, including years of service credited under the Manufacturers Plan, the Comerica Plan or the Acquired Companies’ Plan applicable to the former participants of these plans.
As of December 31, 2005, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the maximum annual pension that any participant, including any named executive officer, may receive under a qualified defined benefit plan is $175,000. The maximum annual compensation of any participant which Comerica can consider in computing a pension under a qualified plan is $220,000. To the extent that Tables I, II and III reflect an annual pension greater than $175,000, or compensation above $220,000, Comerica will pay the participant, including any named executive officer, the additional amount under a non-qualified plan maintained by Comerica.

Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. Comerica calculated the amounts shown in Table I without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.
Table I: Annual Pension Under Pension Plan(1)
Based on Years of Credited Service

	Years of Service
Final Average
Compensation(2)	5	15	25	35

$500,000	$38,206	$114,619	$191,031	$251,737
$600,000	$46,206	$138,619	$231,031	$304,237
$700,000	$54,206	$162,619	$271,031	$356,737
$800,000	$62,206	$186,619	$311,031	$409,237
$900,000	$70,206	$210,619	$351,031	$461,737
$1,000,000	$78,206	$234,619	$391,031	$514,237
$1,500,000	$118,206	$354,619	$591,031	$776,737
$2,000,000	$158,206	$474,619	$791,031	$1,039,237
$2,500,000	$198,206	$594,619	$991,031	$1,301,737

(1)	Effective January 1, 2000, the Compensation Committee amended the Pension Plan to provide a funding mechanism for employees terminating employment after January 1, 2000 to purchase additional health care insurance. This is a level benefit to all employees and is not based on final compensation. Instead, it provides $3 per “point” for each year of service and age for those who retire prior to their normal retirement date and eligibility for Medicare and $1.50 per “point” for each year of service and age after their normal retirement age. Eligibility is based on the employee either being at age 60 with 10 years of service or at age 55 or later when an employee accumulates 80 points (for example, age 55 and 25 years of service, which would result in an annual payment of $240 until the normal social security retirement date, and of $120 thereafter). Those vested employees not meeting the age 60 and 10 years of service or 80 point criteria would receive a flat $1.50 per point.

(2)	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment. To the extent that an individual has been employed for less than ten years, then the amount is based on the average compensation during the number of years such individual has been an employee.
Tables II and III provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. Comerica calculated the amounts shown in Tables II and III without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.
Table II: Annual Pension Under Comerica Plan
Based on Years of Credited Service Prior to 1994

	Years of Service
Final Average
Compensation(1)	5	15	25	35

$500,000	$42,974	$128,921	$214,869	$300,816
$600,000	$51,724	$155,171	$258,619	$362,066
$700,000	$60,474	$181,421	$302,369	$423,316
$800,000	$69,224	$207,671	$346,119	$484,566
$900,000	$77,974	$233,921	$389,869	$545,816
$1,000,000	$86,724	$260,171	$433,619	$607,066
$1,500,000	$130,474	$391,421	$652,369	$913,316
$2,000,000	$174,224	$522,671	$871,119	$1,219,566
$2,500,000	$217,974	$653,921	$1,089,869	$1,525,816

(1)	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment. To the extent that an individual has been employed for less than ten years, then the amount is based on the average compensation during the number of years such individual has been an employee.

Table III: Annual Pension Under Manufacturers Plan
Based on Years of Credited Service Prior to 1994

	Years of Service
Final Average
Compensation(1)	5	15	25	35

$500,000	$39,828	$119,484	$199,140	$263,968
$600,000	$48,178	$144,534	$240,890	$319,068
$700,000	$56,528	$169,584	$282,640	$374,168
$800,000	$64,878	$194,634	$324,390	$429,268
$900,000	$73,228	$219,684	$366,140	$484,368
$1,000,000	$81,578	$244,734	$407,890	$539,468
$1,500,000	$123,328	$369,984	$616,640	$814,968
$2,000,000	$165,078	$495,234	$825,390	$1,090,468
$2,500,000	$206,828	$620,484	$1,034,140	$1,365,968

(1)	Based on the average of the highest 5 consecutive years of compensation in the last 10 years of employment. To the extent that an individual has been employed for less than ten years, then the amount is based on the average compensation during the number of years such individual has been an employee.
The estimated years of service credited under the Pension Plan for each of the named executive officers as of April 10, 2006 are as follows: Ralph W. Babb, Jr., 27.9 years; Elizabeth S. Acton, 3 years; Mary Constance Beck, ..5 years; Joseph J. Buttigieg, III, 34 years; John D. Lewis, 35.5 years; and Dennis J. Mooradian, 1.5 years. The years of service credited to Mr. Babb include 17 years of service Comerica has contractually agreed to credit to Mr. Babb to equalize the effects of his departure from his previous employer. A description of Mr. Babb’s agreement is included under the section captioned “Employment Contracts and Severance Agreements” in this Proxy Statement. The years of service credited to Mr. Lewis include 23.5 years of service credited under the Comerica Plan for which a past service pension is payable under the Pension Plan. In addition, the years of service credited to Mr. Buttigieg include 21.5 years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan.
Under the Pension Plan, a participant who is unmarried at the time he or she retires generally receives a pension in the form of a straight life annuity, the annual amounts of which are listed in the tables above. A participant who is married at the time he or she retires generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables assume that retirement will occur at the normal retirement age of 65.
The amounts set forth in the tables above are not subject to deduction for Social Security or other offset amounts. The pension benefit formula under each of these plans is designed so that the pension benefits payable are integrated with the Social Security taxable wage base.
TRANSACTIONS OF EXECUTIVE OFFICERS WITH COMERICA
Some of the executive officers of Comerica, their related entities, and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 2005. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS
Ralph W. Babb, Jr.
Ralph W. Babb, Jr. is a party to a Supplemental Pension and Retiree Medical Agreement with Comerica. Comerica will provide Mr. Babb with a supplemental pension to equalize the effect his departure from his previous employer had on his pension. This supplemental pension provides Mr. Babb a benefit equal to the amount to which he would have been entitled under Comerica’s Pension Plan had he been employed by Comerica since October 1978 (an additional 17 years of service) less amounts received by him under both Comerica’s Pension Plan and the defined benefit pension plans of his prior employer. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his or her lifetime on a basis no less favorable than such benefits are provided to them as of the date of the agreement.
John D. Lewis
John D. Lewis, who will retire effective June 30, 2006, is a party to a Restrictive Covenants and General Release Agreement with Comerica. The agreement provides that until June 30, 2006, Mr. Lewis will generally continue to be paid and be eligible to participate in the benefit plans and programs of Comerica on the same basis as applies to him today. Under the terms of the agreement, subject to the execution by Mr. Lewis of a general release of claims in favor of Comerica and its affiliates and his agreement to be bound by certain restrictive covenants (including two year non-competition and non-solicitation restrictions that will prohibit him from engaging in any business in competition with the businesses conducted by Comerica in Michigan, California, Texas, Arizona and Florida and from soliciting the customers and employees of Comerica), he will be entitled to receive a lump sum payment of $1,057,800 on December 31, 2006. In addition, pursuant to the agreement, Comerica will recommend to the Compensation Committee of its Board of Directors that it accelerate as of June 30, 2006 the vesting of 33,500 shares of restricted Comerica stock held by Mr. Lewis.
CHANGE OF CONTROL AGREEMENTS
Each named executive officer is a party to a change of control employment agreement with Comerica. The agreement is for an initial three-year period (the “Agreement Period”), commencing on the date the executive and Comerica sign the agreement, and this Agreement Period is extended automatically at the end of each year for an additional one year in order to maintain a rolling three-year period unless Comerica delivers written notice to the named executive officer, at least sixty days prior to the annual renewal date, that the agreement will not be extended. It is intended that the change of control employment agreements will be operated in compliance with Section 409A of the Internal Revenue Code.
If a change of control of Comerica occurs during the Agreement Period, an employment period begins upon such change of control, and it continues for a period of thirty months from the date of the change of control (the “Employment Period”). During this Employment Period, Comerica agrees to continue the executive officer in its employ, and the executive officer agrees to remain in the employ of Comerica subject to the terms of the change of control agreement. The change of control agreement provides that during the Employment Period:

•	The executive’s position and duties will be at least commensurate with the more significant duties held by him or her during the 120 day period prior the date of a change of control.

•	Comerica will assign the executive an office at the location where he or she was employed on the date the change of control occurred or an office less than 60 miles from such office.

•	Each executive will receive a monthly base salary equal to or greater than the highest monthly base salary he or she earned from Comerica during the twelve month period prior to the date of the change of control, and an annual cash bonus at least equal to the highest bonus he or she earned during any of the last three fiscal years prior to the date the change of control occurred. (Comerica will annualize the amount of the bonus earned by the executive if the executive was not employed by Comerica for the entire year.)

•	The executive also will be eligible to receive annual salary increases and to participate in all of Comerica’s executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120 day period preceding the effective date of his or her agreement.
If the executive dies or becomes disabled during the Employment Period, the executive or his or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.
The agreement also provides severance benefits to the executive if Comerica terminates his or her employment for a reason other than cause or disability or if he or she resigns for good reason during the Employment Period. Good reason under the agreement includes termination of the agreement by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control. If the executive becomes entitled to receive severance benefits under his or her agreement, he or she will receive in addition to other benefits he or she may have under any other agreement with, or benefit plan or arrangement of, Comerica:

•	any unpaid base salary through the date of termination;

•	a proportionate bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the change of control or during the most recently completed fiscal year;

•	an amount equal to three times the executive’s annual base salary;

•	an amount equal to three times the highest annual bonus the executive earned during any of the last three fiscal years prior to the change of control or during the most recently completed fiscal year;

•	a payment equal to the excess of: (a) the retirement benefits he or she would receive under Comerica’s defined benefit pension and excess plans if he or she continued to receive service credit for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans as of the date of termination;

•	provision of health, accident, disability and life insurance benefits for three years after the executive’s employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period;

•	payment of any legal fees and expenses reasonably incurred by the executive to enforce his or her rights under the agreement; and

•	outplacement services.
In addition, in the event of a dispute, the executive will be entitled to payment of any legal fees and expenses reasonably incurred to enforce his or her rights under the agreement. If any payment or benefit to the executive under the agreement or otherwise would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive will receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax.
The descriptions of the plans and agreements described in this Proxy Statement reflect their terms as in effect on the date hereof. Comerica intends to amend its plans and agreements that are subject to the new deferred compensation legislation under Section 409A of the Internal Revenue Code to comply with the legislation in accordance with the transition guidance issued by the Internal Revenue Service, and it is intended that they be operated in compliance therewith.

The information contained in the Compensation Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors establishes the annual compensation for the Chairman, President and Chief Executive Officer. The Compensation Committee reviews and approves the annual compensation for Comerica’s Vice Chairmen, Executive Vice Presidents, and other officers of the management team based on the recommendations of management. The Compensation Committee is composed entirely of non-employee directors.
Compensation Philosophy
Comerica designed its compensation program to attract, motivate, reward and retain superior executive talent. The program emphasizes performance-based compensation and encourages long-term strategic decision-making. The principal components of the executive compensation program are base salaries, annual and long-term management incentive awards and long-term stock incentive awards.
In determining appropriate levels of compensation for the Chairman, President and Chief Executive Officer, Vice Chairmen, Executive Vice Presidents, and other officers of the management team, the Compensation Committee evaluates: (1) individual performance, and (2) Comerica’s performance and compensation levels in relation to its “peer group,” currently consisting of 16 bank holding companies, including Comerica, which the Compensation Committee has determined are appropriately related to business focus and size. The “peer group” may change from year to year depending on changes in the marketplace and Comerica’s business and strategic focus. In 2005, the “peer group” consisted of 16 bank holding companies, including Comerica.
As a member of the Keefe-50 Bank Index, key competitors in our “peer group” are included in the Keefe-50 Bank Index used below in Comerica’s performance graph.
The Compensation Committee uses the services of an executive compensation consulting firm to provide competitive analyses and advice.
Compensation of the Chief Executive Officer
Comerica’s Board of Directors relies upon its Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chief Executive Officer’s performance include development of the senior managers of Comerica and their leadership role in their communities.
The Compensation Committee established Mr. Babb’s 2005 base salary, management incentive award, stock option grants and restricted stock awards in amounts commensurate with his performance and position and the performance of Comerica. This is done in accordance with Comerica’s compensation philosophy described above.
Base Salaries
The Compensation Committee adjusts salaries to an appropriate level based on performance and contribution to the organization’s success.

Management Incentive Plan
Comerica maintains a Management Incentive Plan for executive officers which provides for incentives driven by Comerica’s performance, currently measured based on return on equity and earnings per share growth, in relation to Comerica’s “peer group.” Awards are paid in cash.
Accordingly, the 2005 management incentive awards for the named executive officers, including Mr. Babb, were based on Comerica’s 2005 adjusted return on equity of 16.9 percent, which placed Comerica at number 6 among its “peer group,” and Comerica’s adjusted earnings per share growth of 25.25 percent, which placed Comerica at number 1 among its “peer group.” For all senior officers, except the named executive officers, a portion of the annual incentive funding under the Management incentive Plan is tied to the achievement of non-financial goals, determined by the Compensation Committee at the beginning of each performance period.
Upon determination of Comerica’s performance in relation to the “peer group,” the Compensation Committee established a pool of awards for distribution under the incentive plan. The distribution of individual awards to the executive officers and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within Comerica.
Mr. Babb’s 2005 annual award under the Management Incentive Plan reflects Comerica’s return on equity performance and earnings per share growth in comparison to the “peer group.”
To reward consistently achieved performance over a three-year period, the Management Incentive Plan provides for an additional award to be paid based on Comerica’s performance, currently measured based on average return on equity and earnings per share growth for the most recent three-year period, relative to its “peer group.” Historically, Comerica has paid the award to each of the named executive officers in cash and fifty percent of the award automatically was invested in shares of non-transferable common stock. If the participant deferred the award, one hundred percent of the deferred award was deemed invested in Comerica common stock and was paid out in common stock. In addition, historically, executives could not transfer stock awarded through this program until the executive’s employment with Comerica terminates (“non-transferable stock”). On November 23, 2004, however, the Compensation Committee revised the Management Incentive Plan three-year performance award structure on a going-forward basis so that participants would receive future three-year performance awards entirely in cash (rather than having fifty percent of the award automatically invested in shares of non-transferable common stock). In addition, when senior officers elect to defer a three-year performance award after November 23, 2004, all or a portion of the deferred award can be deemed invested in Comerica common stock and paid out in common stock and/or deemed invested in various investment funds and paid out in cash, at the election of the participant, upon retirement or termination, whichever occurs first.
Comerica’s adjusted average return on equity of 14.37 percent for the three-year period from 2003 through 2005 ranked eleventh among the “peer group.” Comerica’s adjusted average earnings per share growth of 18.87 percent for the three-year period from 2003 through 2005 ranked third among the “peer group.”
The Compensation Committee, in accordance with the terms of the Management Incentive Plan, makes certain adjustments to return on equity and earnings per share growth to further its intent of ensuring that senior officers are fairly compared to their peers. These adjustments relate to the period of recognition for restructuring charges, or to ensuring comparability to the peer group for certain accounting matters, such as goodwill amortization and expensing of stock options.

Stock-Based Awards
Comerica’s key officers and employees, including all of its named executive officers, are eligible to receive stock-based awards under Comerica’s Long-Term Incentive Plan. The plan’s objective is to align the interests of Comerica’s key officers and employees with those of its shareholders.
Awards in 2005 consisted of stock option and restricted stock grants. Stock option grant exercise prices were equal to the fair market value of Comerica’s common stock on the grant date. Because executives and other employees receive value from stock option grants only in the event of stock price appreciation, the Compensation Committee believes stock options are a strong incentive to improve long-term financial performance and increase shareholder value. Restricted stock was granted to certain key employees and is forfeitable if such individuals do not remain employees for the period Comerica requires (typically between 3 and 5 years). However, vesting may be accelerated by the Compensation Committee in its discretion, as permitted by the Long-Term Incentive Plan.
Grants of stock options and restricted stock to the named executive officers, including Mr. Babb, are allocated from a pool of stock which is created each year based on Comerica’s overall performance and a percentage of each officer’s base salary. Each named executive officer’s grant from the stock pool is based on the Compensation Committee’s assessment of his or her individual performance, levels of responsibility and contributions to Comerica.
Stock Ownership Guidelines
Comerica has stock ownership guidelines which encourage senior officers to own a significant number of shares of Comerica’s common stock. The stock ownership guidelines are calculated based on the senior officer’s annual base salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable senior officer position. As of December 31, 2005, all senior officers of Executive Vice President level or higher who had held their current title for at least five years had met their respective stock ownership guideline levels.
OFFICER STOCK OWNERSHIP GUIDELINES

Multiple of
	Annual	Years to
Level	Salary	Attain

Chairman and Chief Executive Officer	5.0 times	5 Years
President	3.5 times	5 Years
Vice Chairman	3.0 times	5 Years
Executive Vice President	3.0 times	5 Years
Senior Vice President	2.0 times	5 Years
First Vice President	1.0 time	5 Years
Deductibility of Executive Compensation
The Compensation Committee’s objective is to structure Comerica’s executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the Compensation Committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code and would not be deductible.
The Compensation Committee
Kenneth L. Way, Chairman
Peter D. Cummings
Anthony F. Earley, Jr.
Alfred A. Piergallini
February 22, 2006
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about Comerica’s common stock that may be issued upon the exercise of options, warrants and rights under all of Comerica’s equity compensation plans as of December 31, 2005.

Number of
securities
remaining available
	Number of		for future issuance
	securities to be	Weighted-	under equity
	issued upon	average exercise	compensation
	exercise of	price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected
	and rights	and rights	in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	18,000,629	$53.65	5,024,123	(2)(3)
Equity compensation plans not approved by security holders(4)	290,286	$53.25	0
Total	18,290,915	$53.64	5,024,123

(1)	Consists of options to acquire shares of common stock, par value $5.00 per share, issued under Comerica’s Amended and Restated 1997 Long-Term Incentive Plan, the 1991 Long-Term Incentive Plan, the Amended and Restated Comerica Incorporated Stock Option Plan for Non-Employee Directors, the Imperial Bank Stock Option Plan (assumed by Comerica in connection with its acquisition of Imperial Bank), and the Metrobank 1988 Stock Option Plan (assumed by Comerica in connection with its acquisition of Metrobank). Does not include 15,166 restricted stock units equivalent to shares of common stock issued under the Comerica Incorporated Incentive Plan for Non-Employee Directors and outstanding as of December 31, 2005, or 837,910 shares of restricted stock issued under Comerica’s Amended and Restated 1997 Long-Term Incentive Plan and outstanding as of December 31, 2005. There are no shares available for future issuances under any of these plans other than the Comerica Incorporated Incentive Plan for Non-Employee Directors and Comerica’s Amended and Restated 1997 Long-Term Incentive Plan. The Comerica Incorporated Incentive Plan for Non-Employee Directors was approved by the shareholders on May 18, 2004. The Amended and Restated 1997 Long-Term Incentive Plan was initially approved by the shareholders on May 16, 1997, with the most recent amendments to the plan that required shareholder approval approved on May 22, 2001.

(2)	Does not include shares of common stock purchased by employees under the Amended and Restated Employee Stock Purchase Plan, or contributed by Comerica on behalf of the employees. The Amended and Restated Employee Stock Purchase Plan was ratified and approved by the shareholders on May 18, 2004. Five million shares of Comerica’s common stock have been registered for sale or awards to employees under the Amended and Restated Employee Stock Purchase Plan. As of December 31, 2005, 1,162,830 shares had been purchased by or contributed on behalf of employees, leaving 3,837,170 shares available for future sale or awards. If these shares available for future sale or awards under the Employee Stock Purchase Plan were included, the number shown in column (c) would be 8,861,293.

(3)	These shares are available for future issuance under Comerica’s Amended and Restated 1997 Long-Term Incentive Plan in the form of options, stock appreciation rights, restricted stock or other performance or non-performance related awards and under the Incentive Plan for Non-Employee Directors in the form of options, stock appreciation rights, restricted stock, restricted stock units or other equity-based awards. Under the Long-Term Incentive Plan, not more than a total of 2.4 million shares may be used for restricted stock awards and not more than 2 million shares are available for issuance pursuant to the exercise of incentive stock options. As of December 31, 2005, 1,562,090 shares remain available for grant as restricted stock awards. Further, no eligible individual during any calendar year may receive more than the lesser of (i) 15% of the shares available for awards during such calendar year, or (ii) 350,000 shares.

(4)	Consists of options to acquire shares of common stock, par value $5.00 per share, issued under the Amended and Restated Comerica Incorporated Stock Option Plan for Non-Employee Directors of Comerica Bank and Affiliated Banks (terminated March 2004). In addition, an indeterminate number of shares of common stock may be issued under our deferred compensation plans discussed below.

Most of the equity awards made by Comerica are granted under the shareholder-approved Amended and Restated 1997 Long-Term Incentive Plan. Plans not approved by Comerica’s shareholders include:
Amended and Restated Comerica Incorporated Stock Option Plan for Non-Employee Directors of Comerica Bank and Affiliated Banks (Terminated March 2004). Under the plan, Comerica granted options to acquire up to 450,000 shares of common stock, subject to equitable adjustment upon the occurrence of events such as stock splits, stock dividends or recapitalizations. After each annual meeting of shareholders, each member of the Board of Directors of a subsidiary bank of Comerica who was not an employee of Comerica or of any of its subsidiaries nor a director of Comerica (the “Eligible Directors”) automatically was granted an option to purchase 2,500 shares of the common stock of Comerica. Option grants under the plan were in addition to annual retainers, meeting fees and other compensation payable to Eligible Directors in connection with their services as directors. The plan is administered by a committee of the Board of Directors. With respect to the automatic grants, the Corporate Governance and Nominating Committee (formerly called the Directors Committee) did not have discretion as to matters such as the selection of directors to whom options will be granted, the timing of grants, the number of shares to become subject to each option grant, the exercise price of options, or the periods of time during which any option could be exercised. In addition to the automatic grants, the Corporate Governance and Nominating Committee could grant options to the Eligible Directors in its discretion. The exercise price of each option granted was the fair market value of each share of common stock subject to the option on the date the option was granted. The exercise price is payable in full upon exercise of the option and may be paid in cash or by delivery of previously owned shares. The Corporate Governance and Nominating Committee may change the option price per share following a corporate reorganization or recapitalization so that the aggregate option price for all shares subject to each outstanding option prior to the change is equivalent to the aggregate option price for all shares or other securities into which option shares have been converted or which have been substituted for option shares. The term of each option cannot be more than ten years. This plan was terminated by the Board of Directors on March 23, 2004. Accordingly, no new options may be granted under this plan.
Director Deferred Compensation Plans. Comerica maintains two deferred compensation plans for non-employee directors of Comerica, its subsidiaries and its advisory boards: the Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan (the “Common Stock Deferral Plan”) and the Amended and Restated Comerica Incorporated Non-Employee Director Fee Deferral Plan (the “Director Fee Deferral Plan”). The Common Stock Deferral Plan allows directors to invest in units that correlate to, and are functionally equivalent to, shares of common stock of Comerica, while the Director Fee Deferral Plan allows directors to invest in units that correlate to, and are functionally equivalent to, the shares of certain mutual funds offered under such plan. The Common Stock Deferral Plan previously provided for the mandatory deferral of 50% of the annual retainer of each director of Comerica into shares of common stock of Comerica, but currently has no mandatory deferral. Until the mandatory deferral requirement was discontinued, directors could voluntarily defer the remaining

50% of their director fees (and all other non-employee directors of Comerica’s subsidiaries could choose to defer up to 100% of their director fees) under the Common Stock Deferral Plan or the Director Fee Deferral Plan, or a combination of the two plans. Currently, all eligible non-employee directors may defer any portion or none of their director fees under the Common Stock Deferral Plan or the Director Fee Deferral Plan, or a combination of the two plans.
The directors’ accounts under the Common Stock Deferral Plan are increased to the extent of dividends paid on Comerica common stock to reflect the number of additional shares of Comerica’s common stock that could have been purchased had the dividends been paid on each share of common stock underlying then-outstanding stock units in the directors’ accounts. Similarly, the directors’ accounts under the Director Fee Deferral Plan are increased in connection with the payment of dividends paid on the mutual fund shares to reflect the number of additional shares of mutual fund shares that could have been purchased had the dividends or other distributions been paid on each share of stock underlying then-outstanding mutual fund units in the directors’ accounts. Following the applicable deferral period, the distribution of a participant’s Comerica stock unit account under the Common Stock Deferral Plan is made in Comerica’s common stock (with fractional shares being paid in cash), while the distribution of a participant’s mutual fund account under the Director Fee Deferral Plan is made in cash.
Employee Deferred Compensation Plans. Comerica maintains two deferred compensation plans for eligible employees of Comerica and its subsidiaries: the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the “Employee Common Stock Deferral Plan”) and the 1999 Comerica Incorporated Deferred Compensation Plan (the “Employee Deferral Plan”). Under the Employee Common Stock Deferral Plan, eligible employees may defer specified portions of their incentive awards into units that correlate to, and are functionally equivalent to, shares of common stock of Comerica. The employees’ accounts under the Employee Common Stock Deferral Plan are increased in connection with the payment of dividends paid on Comerica’s common stock to reflect the number of additional shares of Comerica’s common stock that could have been purchased had the dividends been paid on each share of common stock underlying then-outstanding stock units in the employees’ accounts. The deferred compensation under the Employee Common Stock Deferral Plan is payable in shares of Comerica’s common stock following termination of service as an employee.
Similarly, under the Employee Deferral Plan, eligible employees may defer specified portions of their compensation, including salary, bonus and incentive awards, into units that correlate to, and are functionally equivalent to, shares of funds offered under the Employee Deferral Plan. Beginning in 1999, no such funds include Comerica stock. The employees’ accounts under the Employee Deferral Plan are increased in connection with the payment of dividends paid on the fund shares to reflect the number of additional shares of the fund stock that could have been purchased had the dividends been paid on each share of fund stock underlying then-outstanding stock units in the employees’ accounts. The deferred compensation under the Employee Deferral Plan is payable in cash following termination of service as an employee.
For additional information regarding Comerica’s equity compensation plans, please refer to Note 14 on pages 85 through 87 of the Consolidated Financial Statements contained in Comerica’s Annual Report to Shareholders for the year ended December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica’s common stock. The following table provides the required information about the only shareholder known to Comerica to be the beneficial owner of more than 5% of Comerica’s common stock. Comerica relied solely on information of Barclays furnished in its most recently filed Schedule 13G, dated January 31, 2006, to report this information.
Amount and Nature of Beneficial Ownership as of December 31, 2005

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class

Barclays Global Investors, NA, and certain affiliates 45 Fremont St., 17th Floor San Francisco, CA 94105	10,337,683 (1)	6.25%

(1)	This number includes 5,835,774 shares Barclays Global Investors beneficially owns as a bank; 3,824,210 shares Barclays Global Fund Advisors beneficially owns as investment adviser; 530,448 shares Barclays Global Investors, LTD beneficially owns as a bank; and 147,251 shares beneficially owns as Barclays Global Investors Japan Trust and Banking Company Limited owns as a bank.

PROPOSAL I SUBMITTED FOR YOUR VOTE
ELECTION OF DIRECTORS
Election of Directors. Comerica’s Board of Directors is divided into three classes, with each class of directors elected to a three-year term of office. There are currently 16 directors, constituting the whole Board of Directors.
At each Annual Meeting of Shareholders, you elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on four candidates for the Class I Directors. Based on the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the current Class I Directors for election: Lillian Bauder, Anthony F. Earley, Jr., Robert S. Taubman and Reginald M. Turner, Jr. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected.
If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Corporate Governance and Nominating Committee. If the Corporate Governance and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.
In identifying potential candidates for nomination as directors, the Corporate Governance and Nominating Committee considers the specific qualities and skills of potential directors. Criteria for assessing nominees include a potential nominee’s ability to represent the long-term interests of Comerica’s four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional or educational organizations.
For those proposed director nominees who meet the minimum qualifications, the Corporate Governance and Nominating Committee then assesses the proposed nominee’s specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties.
The Corporate Governance and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Corporate Governance and Nominating Committee considers any candidate meeting the requirement for nomination by a shareholder set forth in Comerica’s bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Corporate Governance and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Comerica’s bylaws ensures that the Corporate Governance and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.
Comerica periodically uses a third-party search firm for the purpose and function of identifying potential director nominees.
Further information regarding the Board and these nominees begins directly below.
COMERICA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CANDIDATES FOR CLASS I DIRECTORS.

INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS
The following section provides information as of April 10, 2006 about each nominee for election as a Class I Director and for each of the Class II and Class III Directors whose terms of office will continue after the Annual Meeting. The information provided includes the age of each director; the director’s principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica; other public company or registered investment company directorships; and the year in which the nominee or incumbent director became a director of Comerica (except as noted in a separate footnote below).
NOMINEES FOR CLASS I DIRECTORS — TERMS EXPIRING IN 2009

Lillian Bauder	Director since 1986(1)
Dr. Bauder, 66, has been Vice President of Masco Corporation, a consumer products and services provider, since January 2005. She was Vice President for Corporate Affairs of Masco Corporation from October 1996 to January 2005. In addition, Dr. Bauder was Chairman and President of Masco Corporation Foundation from January 2002 to January 2005. She was President of Masco Corporation Foundation from October 1996 to December 2001. She is also a director of DTE Energy Company.

Anthony F. Earley, Jr.	Director since 1998(1)
Mr. Earley, 56, has been Chairman and Chief Executive Officer of DTE Energy Company, a diversified energy company, since August 1998. He is also a director of Masco Corporation and DTE Energy Company.

Robert S. Taubman	Director since 1987(1)
Mr. Taubman, 52, has been Chairman of Taubman Centers, Inc., a real estate investment trust that owns, develops and operates regional shopping centers nationally, since December 2001 and has been President and Chief Executive Officer of Taubman Centers, Inc., since August 1992. He has been Chairman of The Taubman Company, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and Chief Executive Officer of The Taubman Company since September 1990. He is also a director of Sotheby’s Holdings, Inc. and Taubman Centers, Inc.

Reginald M. Turner, Jr.	Director since 2005
Mr. Turner, 46, has been an attorney with Clark Hill PLC, a law firm, since April 2000.

INCUMBENT CLASS II DIRECTORS — TERMS EXPIRING IN 2007

Ralph W. Babb, Jr.	Director since 2000(2)
Mr. Babb, 57, has been President and Chief Executive Officer of Comerica Incorporated and Comerica Bank since January 2002. He has been Chairman of Comerica Incorporated and Comerica Bank since October 2002. He was Chief Financial Officer of Comerica Incorporated from January 2002 to April 2002. He was Vice Chairman and Chief Financial Officer from March 1999 to December 2001 of Comerica Incorporated and Comerica Bank.

James F. Cordes	Director since 1984
Mr. Cordes, 65, is retired. He was Executive Vice President of The Coastal Corporation, a diversified energy company, until March 1997. He was President of American Natural Resources Company, a diversified energy company, until March 1997. He is also a director of Northeast Utilities.

Peter D. Cummings	Director since 1997(1)
Mr. Cummings, 58, has been Chairman of Ram Realty Services, a private real estate management and development company, since June 1991. He has been President of Southern Realty Group, Inc., a real estate investment company, since August 1978. He is also a real estate investor.

Todd W. Herrick	Director since 1993(1)
Mr. Herrick, 63, has been chairman of Tecumseh Products Company, a manufacturer of engines and power train components for lawn and garden applications, since February 2003. He has been President and Chief Executive Officer of Tecumseh Products Company since April 1986. He is also a director of Tecumseh Products Company.

William P. Vititoe	Director since 1983(1)
Mr. Vititoe, 67, is retired. He was Chairman, President and Chief Executive Officer of Washington Energy Company, a diversified energy company, now Puget Sound Energy, Inc., a subsidiary of Puget Energy, Inc., from January 1994 to February 1997. He is also a Director of Cabot Oil & Gas Corporation.

Kenneth L. Way	Director since 1996(3)
Mr. Way, 66, is retired. He was Chairman from October 2000 to December 2002, and Chairman and Chief Executive Officer until September 2000, of Lear Corporation, a manufacturer of automotive components. He is also a director of CMS Energy Corporation and WESCO International Inc.

INCUMBENT CLASS III DIRECTORS — TERMS EXPIRING IN 2008

Joseph J. Buttigieg, III	Director since 2000(4)
Mr. Buttigieg, 60, has been Vice Chairman of Comerica Incorporated and Comerica Bank since March 1999.

J. Philip DiNapoli	Director since 1991
Mr. DiNapoli, 66, has been President of JP DiNapoli Companies, Inc., a real estate investment, development and management company, since May 1998. He has been the Managing Partner of the Real Estate Division of DiNapoli family holdings since November 1974. He is also a director of SJW Corp.

Roger Fridholm	Director since 1985(1)
Mr. Fridholm, 65, has been President of St. Clair Group, a private investment company, since January 1991. He has been President of IPG Services Corp., a staffing services company, since November 1994.

Alfred A. Piergallini	Director since 1991
Mr. Piergallini, 59, has been Chairman, President and Chief Executive Officer of Wisconsin Cheese Group, Inc., a manufacturer and marketer of ethnic and specialty cheeses, since January 2006. He has also been a consultant with Desert Trail Consulting, a marketing consulting organization, since January 2001. He was Chairman, President and Chief Executive Officer of Novartis Consumer Health Worldwide, a manufacturer developer and marketer of health-related products, from December 1999 to December 2001. He is also a director of Central Garden & Pet Company.

Patricia M. Wallington	Director since 1998
Ms. Wallington, 67, has been President of CIO Associates, a consulting firm, since 1998.

Gail L. Warden	Director since 1990(1)
Mr. Warden, 67, has been President Emeritus of Henry Ford Health System, a not-for-profit healthcare corporation, since June 2003. He was President and Chief Executive Officer of Henry Ford Health System from April 1988 to June 2003. He is also a director of National Research Corporation.

(1)	The year the named individual became a director of Comerica Bank. This individual became a director of Comerica in July 2000, at which time the named individual resigned as a director of Comerica Bank.

(2)	The year Mr. Babb became a director of Comerica Bank. Mr. Babb became a director of Comerica in September 2001.

(3)	The year Mr. Way became a director of Comerica Bank. Mr. Way ceased serving as a director of Comerica Bank in May 1998, when he became a director of Comerica.

(4)	The year Mr. Buttigieg became a director of Comerica Bank. Mr. Buttigieg became a director of Comerica in January 2002.
COMMITTEES AND MEETINGS OF DIRECTORS
The Board has several committees, as set forth in the following chart and described below. The names of the directors serving on the committees and the committee chairs are also set forth in the chart. The current terms of the various committee members expire in May 2006.
COMMITTEE ASSIGNMENTS(1)

Corporate
		Governance and		Qualified Legal
Audit	Compensation	Nominating	Public Responsibility	Compliance	Enterprise Risk

Bauder, Lillian Cordes, James F. DiNapoli, J. Philip Turner, Reginald M., Jr. Vititoe, William P.	Cummings, Peter D. Earley, Anthony F., Jr. Piergallini, Alfred A. Way, Kenneth L.	Bauder, Lillian Cummings, Peter D. DiNapoli, J. Philip Earley, Anthony F., Jr. Way, Kenneth L.	Fridholm, Roger Taubman, Robert S. Turner, Reginald M., Jr. Warden, Gail L.	Bauder, Lillian Cordes, James F. DiNapoli, J. Philip Turner, Reginald M., Jr. Vititoe, William P.	Buttigieg, Joseph J., III Cordes, James F. Herrick, Todd W. Taubman, Robert S. Vititoe, William P. Wallington, Patricia M.

(1)	Chairperson names are in italics.
Audit Committee. On November 15, 2005, the Board changed the name of the Audit and Legal Committee to the Audit Committee. As provided in its Board-adopted written charter, this committee consists of members who are outside directors and who meet the independence and experience requirements of applicable rules of the New York Stock Exchange and the SEC. This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Comerica’s financial statements; (ii) Comerica’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of Comerica’s internal audit function and independent auditors, including with respect to both bank and non-bank subsidiaries; and by preparing the “Audit Committee Report” found in this Proxy Statement. None of the members of the Audit Committee serve on the audit committees of more than three public companies. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of those independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” The Board of Directors has further determined that Comerica has at least one audit committee financial expert serving on the Audit Committee as required by the SEC, and that director is Mr. William P. Vititoe. A current copy of the charter of the Audit Committee is attached to this Proxy Statement as Appendix I. A current copy of the charter of the Audit Committee is also available to security holders on Comerica’s website at www.comerica.com as well as can be obtained by written request to the Corporate Secretary. The Audit Committee met fifteen times in 2005.
Compensation Committee. This committee establishes Comerica’s executive compensation policies and programs, administers Comerica’s 401(k), stock, incentive, pension and deferral plans and monitors compliance with laws and regulations applicable to the documentation and administration of Comerica’s employee benefit plans, among other things. The Board of Directors has determined that all of the members of the Compensation Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Compensation Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Compensation Committee met seven times in 2005 and additionally took action by unanimous written consent once in 2005.
Corporate Governance and Nominating Committee. This committee monitors the effectiveness of the Board and oversees corporate governance issues. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Corporate Governance and Nominating Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Corporate Governance and Nominating Committee met four times in 2005 and additionally took action by unanimous written consent once in 2005.
Public Responsibility Committee. This committee monitors Comerica’s performance under the Community Reinvestment Act and affirmative action and diversity programs. The committee also monitors Comerica’s social responsibilities, including its customer needs, community relations, charitable contributions, consumer issues and minority supplier program. A current copy of the charter of the Public Responsibility Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Public Responsibility Committee met three times during 2005.
Qualified Legal Compliance Committee. This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica’s remedial efforts with respect to any such violations. The Board of Directors has determined that all of the members of the Qualified Legal Compliance Committee are independent, pursuant to independence requirements established from time to time by the Board and the SEC and the listing standards of the New York Stock Exchange. See “Director Independence and Transactions of Directors with Comerica.” A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Qualified Legal Compliance Committee did not meet in 2005.
Enterprise Risk Committee. On November 15, 2005, the Board changed the name of the Risk Asset Quality Review Committee to the Enterprise Risk Committee. This committee oversees policies, procedures and practices relating to enterprise-wide risk and compliance with bank regulatory obligations. A current copy of the charter of the Enterprise Risk Committee is available to security holders on Comerica’s website at www.comerica.com. A copy of the charter may also be obtained by written request to the Corporate Secretary. The Enterprise Risk Committee met three times in 2005.
Board and Committee Meetings. There were seven regular and two special meetings of the Board and thirty-two meetings of the various committees of the Board during 2005. All director nominees and all incumbent directors attended at least seventy-five percent of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served. Comerica expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. All sixteen Board members on the date of the 2005 Annual Meeting attended that meeting.
NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD
The non-management directors meet at regularly scheduled executive sessions without management. Kenneth L. Way is the facilitating director at such sessions. Interested parties may communicate directly with Mr. Way or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226, Attn: Full Board of Directors. The Board of Director’s current practice is that the Secretary will relay all communications received to the facilitating director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.
DIRECTOR INDEPENDENCE AND
TRANSACTIONS OF DIRECTORS WITH COMERICA
The Board of Directors has determined that 87.5% of the directors of Comerica are independent within the meaning of the listing standards of the New York Stock Exchange. To assist in making these determinations of independence, Comerica adopted categorical standards found in its Corporate Governance Guidelines, a current copy of which is available to security holders on Comerica’s website at www.comerica.com or by written request to the Corporate Secretary. The categorical standards are also included as Appendix II to this Proxy Statement.
In addition to the categorical standards, the Board of Directors, in making its determinations of independence, also reviewed certain other types of relationships that directors may have with Comerica and determined that such relationships are not material. These relationships include lending relationships, deposit relationships, other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) and other commercial or charitable relationships between Comerica and its subsidiaries, on the one hand, and an entity with which the director (or any of the director’s immediate family members, as defined in the categorical standards) is affiliated by reason of being a director, trustee, officer or person holding a comparable position or a significant shareholder thereof, on the other, which meet the following criteria:

(1)	such relationships are in the ordinary course of business of Comerica and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

(2)	with respect to extensions of credit by Comerica or its subsidiaries to such entity or its subsidiaries:

(a)	such extensions of credit have been made in compliance with applicable law, including the Federal Reserve Board’s Regulation O and Section 13(k) of the Securities Exchange Act of 1934;

(b)	such extensions of credit did not involve more than the normal risk of collection or present other favorable features; and

(c)	no event of default has occurred and is continuing beyond any period of cure.
Finally, the Board of Directors reviewed and considered, in respect of Mr. DiNapoli, the lease by Comerica Bank, a subsidiary of Comerica, of space in San Jose, California. This space was owned by The Fifty-five Almaden Blvd. Limited Partnership, a California limited partnership in which DiNapoli Family, L.P., a limited partnership owned by Mr. DiNapoli and his immediate family, and RLD Family Limited Partnership and SDS Nexgen Partners, LP, limited partnerships owned by the families of Mr. DiNapoli’s two siblings, are each an 8 1/3 % partner. Each of these entities sold its interest in the leased space to RPD Almaden, LLC on March 30, 2005. Mr. DiNapoli no longer holds an interest in the leased space. Mr. DiNapoli is a director of Comerica and a member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Qualified Legal Compliance Committee. The lease provides for base rent plus annual expense payments that adjust each year. The base rent paid January 1, 2005 through March 30, 2005 was $262,129.75. The expense payment paid from January 1, 2005 through March 30, 2005 was $25,509. The lease expires December 31, 2006. In addition, Comerica Bank subleases additional space in the same building from another tenant. Comerica’s base rent paid January 1, 2005 through March 30, 2005 for the subleased space was $39,932, plus monthly expense payments of $1,850. The direct lease for the subleased space expires on October 31, 2006. During 2003, Comerica Bank vacated both the directly leased and subleased spaces and subleased them to a third party. The rent paid under this sublease from January 1, 2005 through March 30, 2005 was $86,190. After reviewing and considering this transaction, the Board of Directors determined that such relationship is not material on the basis that this transaction is nominal and routine in nature and was entered into in the ordinary course of business.
On the bases described above, the Board of Directors has affirmatively determined that the following directors meet the categorical standards for independence and that such directors have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Lillian Bauder, James F. Cordes, Peter D. Cummings, J. Philip DiNapoli, Anthony F. Earley, Jr., Roger Fridholm, Todd W. Herrick, Alfred A. Piergallini, Robert S. Taubman, Reginald M. Turner, Jr., William P. Vititoe, Patricia M. Wallington, Gail L. Warden and Kenneth L. Way. The Board of Directors further determined that Ralph W. Babb, Jr. and Joseph J. Buttigieg, III are not independent because they are both employees of Comerica.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
During 2005, Messrs. Cummings, Earley, Piergallini and Way served as members of the Compensation Committee. In addition, Max M. Fisher served on the Compensation Committee until March 3, 2005, when he passed away. No such member of the Compensation Committee is, or was during 2005, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries.
COMPENSATION OF DIRECTORS
Fees. During 2005, the annual retainer for non-employee directors was $37,500, and the additional annual retainer for the chair of each committee was $7,500, with each non-employee director receiving $1,500 for each Board and committee meeting attended. The facilitating director received an additional annual retainer of $7,500. Comerica allows non-employee directors to defer some or all of their annual retainer as well as meeting fees under two deferred compensation plans. Under one plan, the compensation deferred earns a return based on the return of Comerica common stock and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in Comerica common stock. Under the other plan, the compensation deferred earns a return based on the return of various investment funds elected by the director and, at the end of the deferral period, Comerica pays the deferred compensation to those participating directors in cash. Comerica also reimburses non-employee directors for all expenses incurred for the purpose of attending Board and committee meetings. Directors who are employees of Comerica do not receive additional compensation for their service on the Board and its committees.
Stock Option Plan. Comerica formerly had a stock option plan for non-employee directors under which a total of 375,000 shares of common stock could be issued as options. On the date of each Annual Meeting of Shareholders, Comerica granted each non-employee director an option to purchase 2,500 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option was granted.
Comerica formerly had a stock option plan for non-employee directors of its affiliated banks (the “Bank Directors Option Plan”), under which a total of 450,000 shares of common stock of Comerica could be issued as options. Any current Comerica director who previously was a non-employee director of an affiliated bank received options under the Bank Directors’ Option Plan during the period that the non-employee director served on the board of the affiliated bank. Comerica terminated the Bank Directors’ Option Plan, as there currently are no non-employee directors on the boards of Comerica’s affiliated banks.
Incentive Plan for Non-Employee Directors. Comerica has an Incentive Plan for Non-Employee Directors, under which a total of 500,000 shares of common stock of Comerica can be issued as stock options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based awards. On August 4, 2005, each non-employee director received a grant of 787 restricted stock units. Those restricted stock units vest one year after the date of the award, with such vesting contingent upon the participant’s continued service as a director of Comerica for a period of one year after the date of the award. They will be settled in common stock one year after the respective director’s service as a director of Comerica terminates.
Insurance. Comerica provides a $150,000 business travel, accident and felonious assault insurance benefit for each non-employee director and maintains directors’ and officers’ liability insurance policies with a total limit of $125 million.

RETIREMENT PLANS FOR DIRECTORS
Until May 15, 1998, Comerica and Comerica Bank, its wholly owned subsidiary, each had a retirement plan for non-employee directors who served at least five years on the Board. The plans terminated on May 15, 1998, and benefit accrual under the plans froze on the same date. Any non-employee director of either Comerica or Comerica Bank as of May 15, 1998 who served at least five years on the Board, whether before or after that date, has vested benefits under the plans. Any director who became a non-employee director of either Comerica or Comerica Bank on or after May 15, 1998, is not eligible to participate in the plans. However, non-employee directors who became members of the Board of Comerica in the year 2000, but who were directors of Comerica Bank prior to May 15, 1998, are covered by the Comerica Bank retirement plan.
Under the plans, Comerica or Comerica Bank, as appropriate, accrued one month of retirement income credit for each month of service as of May 15, 1998, up to a maximum of 120 months, on behalf of each eligible director. Benefits under the plans become payable when the director reaches age 65 or retires from the Board, whichever occurs later. Payments may commence prior to the director’s 65th birthday if he or she retires from the Board due to illness or disability. There is no survivor benefit. If a director passes away before all, or any, payments have been made, his or her beneficiary does not receive any payment.

PROPOSAL II SUBMITTED FOR YOUR VOTE
APPROVAL OF THE COMERICA INCORPORATED
2006 LONG-TERM INCENTIVE PLAN
On February 22, 2006, the Compensation Committee approved the Comerica Incorporated 2006 Long-Term Incentive Plan (the “LTIP”), subject to shareholder approval. The Board of Directors approved the Long-Term Incentive Plan on March 28, 2006, also subject to shareholder approval. The LTIP will replace the Comerica Incorporated 1997 Long-Term Incentive Plan (the “Prior LTIP”). Upon shareholder approval of the LTIP, no additional shares will be granted pursuant to the terms of the Prior LTIP. The LTIP is designed to align the interests of employees of Comerica selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the betterment of Comerica. Comerica believes that equity-based compensation assists in the attraction and retention of qualified employees and provides them with additional incentive to devote their best efforts to pursue and sustain Comerica’s superior long-term performance, enhancing the value of Comerica for the benefit of its shareholders.
The provisions of the LTIP are intended to ensure that the tax deductibility of payments under the LTIP is not limited by Section 162(m). Under Section 162(m), annual compensation in excess of one million dollars paid to a corporation’s chief executive officer and the four other highest paid executive officers (“Covered Employees”) is not deductible by Comerica for federal income tax purposes, unless such compensation is considered “performance-based compensation.” For compensation to qualify as “performance-based compensation,” certain conditions must be met, including shareholder approval of the material terms of the arrangement under which the compensation is paid. The maximum amount of compensation payable with respect to an award granted under the LTIP to any award recipient who is a “Covered Employee” that is denominated as a dollar amount may not exceed $5,000,000 for any calendar year.
Plan Document. The full text of the LTIP is included as Appendix III to this Proxy Statement. The following summarizes the material features of the LTIP and is qualified in its entirety by the full text of the LTIP that is attached to this Proxy Statement as Appendix III.
Eligible Employees. Any officers and employees of Comerica and its subsidiaries and affiliates, as well as prospective officers and employees who have accepted offers of employment, may be selected by the Compensation Committee to become participants in the LTIP. Directors of Comerica who are not salaried employees of Comerica or an affiliate are not eligible to participate. Presently, Comerica estimates that approximately 3,609 officers and 7,609 employees would be eligible to receive awards each year under the LTIP.
Shares Available Under the LTIP. The maximum number of shares of Comerica’s common stock that will be available under the LTIP is 11 million, plus (i) any shares of common stock available for future awards under the Prior LTIP; and (ii) any shares of common stock that are represented by awards granted under the Prior LTIP which are forfeited, expire or are cancelled without delivery of the shares or which result in the forfeiture of shares back to Comerica. The Compensation Committee may not utilize more than 1,000,000 shares for options that qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code. In addition, not more than 2.2 million of the shares available for awards may be used for awards other than options and stock appreciation rights, and no individual may be granted awards with respect to more than 350,000 shares in any calendar year. To the extent that any award is forfeited, or terminates, expires or lapses without exercise or settlement, the shares subject to such awards forfeited or not delivered as a result thereof shall again be available for awards under the LTIP.
In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Comerica or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event affecting Comerica or any of its subsidiaries, the Compensation Committee or the Board may, in its discretion, make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the LTIP, (B) the various maximum limitations set forth above upon certain types of awards and upon the grants to individuals of certain types of awards, (C) the number and kind of shares or other securities subject to outstanding awards, and (D) the exercise price of outstanding options and stock appreciation rights. Any such adjustment would be made in a manner that would be consistent with Section 409A of the Internal Revenue Code.
New Plan Benefits. Because awards under the LTIP are discretionary, no awards are determinable at this time. Additional information on option grants under the Prior LTIP in the last fiscal year is contained in the table captioned, “Option Grants in Last Fiscal Year” on page 14, and information with respect to restricted stock grants granted under the Prior LTIP in the last fiscal year is contained in the table captioned, “Summary Compensation Table” on page 12 of this Proxy Statement.
Market Value of Common Stock. On April 3, 2006, the latest practicable date the information was available prior to the printing and mailing of this Proxy Statement, the closing price of a share of Comerica’s common stock on the New York Stock Exchange was $58.58.
Administration of the LTIP. The LTIP is administered by the Compensation Committee of the Board, or such other committee of members of the Board of Directors as the Board may designate from time to time. The Compensation Committee is required to have at least two members who qualify as non-employee directors.
The Compensation Committee is authorized to construe and interpret the LTIP, the rules and regulations under the LTIP, and all grants under the LTIP; and to adopt, amend and rescind rules and procedures relating to the administration of the LTIP as, in its opinion, may be advisable in the administration of the LTIP; and, except as provided in the LTIP, to make all other determinations deemed necessary or advisable under the LTIP. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the New York Stock Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including, without limitation, Comerica’s Chief Executive Officer. However, the Compensation Committee may not delegate its responsibilities and powers if such delegation would cause an award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act. In addition, it may not delegate its authority with respect to qualified performance-based grants, except to the extent permitted by the performance exception under Section 162(m) of the Internal Revenue Code discussed below under “Limits on Comerica’s Deductions.”
Types of Awards Under the Plan. The Compensation Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards under the LTIP.
Stock Options. The Compensation Committee may grant stock options qualifying as incentive stock options under the Internal Revenue Code (called ISOs) and non-qualified stock options. The term of each stock option will be fixed by the Compensation Committee, but may not exceed ten years. The exercise price for each stock option will also be fixed by the Compensation Committee, but may not be less than the fair market value of Comerica common stock on the date of grant. ISOs may only be granted to employees of Comerica and corporations connected to it by chains of ownership of voting power representing 50 percent or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Compensation Committee.

The optionholder may pay the exercise price of an option in cash, through tender of shares already owned by the optionholder, by pledging the proceeds from the sale of shares in connection with the exercise of the option, or by any combination of these methods.
Restricted Stock. The Compensation Committee may also award restricted stock, that is, shares of Comerica common stock, the vesting and transferability of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of performance goals. At the discretion of the Compensation Committee, the recipient of restricted stock will be entitled to vote the shares and receive dividends and other distributions, although the Compensation Committee may make any and all dividends and other distributions with respect to restricted stock subject to the same or different vesting conditions as the restricted stock.
Restricted Stock Units. The Compensation Committee may also award restricted stock units, that is, grants representing a specified number of hypothetical shares of Comerica common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of performance goals. Upon or after vesting, restricted stock units will be settled in cash or shares of Comerica common stock or a combination, as determined by the Compensation Committee. A participant to whom restricted stock units are granted will not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of Comerica common stock, although at the discretion of the Compensation Committee, the recipient of a restricted stock unit award may be entitled to a dividend equivalent right.
Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (“SARs”), with such terms and conditions as are determined by the Compensation Committee. Exercise of a SAR entitles a participant to receive an amount equal to the difference between the fair market value of one share of common stock on the date the SAR is exercised and the grant price, as the case may be, times the number of shares with respect to which the SAR is exercised. The Compensation Committee has discretion to determine whether any SAR will be settled in cash, shares or a combination thereof. SARs expire no more than 10 years after the date they are granted.
Performance Awards. Performance awards may be denominated or payable in cash, shares of common stock (including, without limitation, shares of restricted stock), other securities, other awards, or other property. Performance awards confer on the award recipient the right to receive a dollar amount or number of shares upon the attainment of performance measures during a performance period, as established by the Compensation Committee.
Other Stock-Based Awards. Other stock-based awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock of Comerica (including, without limitation, securities convertible into shares of common stock), as the Compensation Committee deems consistent with the purpose of the LTIP. They also may be subject to such additional terms and conditions, including performance measures, not inconsistent with the provisions of the LTIP, as determined by the Compensation Committee.
Cancellation or Suspension of Awards. The Compensation Committee may cancel all or any portion of any award, whether or not vested or deferred, as set forth below. Upon cancellation, the award recipient shall forfeit the award and any benefits attributable to such canceled award or portion thereof. The Compensation Committee may cancel an award if, in its sole discretion, the Compensation Committee determines in good faith that the award recipient has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for cause; (vi) engaged in any activity in competition with the business of Comerica or any subsidiary or affiliate of Comerica; or (vii) engaged in conduct that adversely affected Comerica. The Executive Vice President, Human Resources Director, or such other person designated from time to time by the Chief Executive

Officer of Comerica shall have the power and authority to suspend all or any portion of any award if that delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an award shall remain in effect until the suspension shall be presented to and acted on by the Compensation Committee at its next meeting. The cancellation and suspension provisions would have no application for a two year period following a change of control of Comerica.
Transferability of Awards. Awards under the LTIP will be non-transferable except by will or pursuant to the laws of intestacy.
Termination and Amendment of the Plan. The Compensation Committee may amend, alter, or discontinue the LTIP, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of an award recipient with respect to a previously granted award without such award recipient’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Internal Revenue Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of Comerica’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.
The Compensation Committee may unilaterally amend the terms of any award previously granted, but no such amendment shall cause a qualified performance-based award to cease to qualify for the Internal Revenue Code Section 162(m) exemption or, without the award recipient’s consent, materially impair the rights of any award recipient with respect to an award, except such an amendment made to cause the LTIP or award to comply with applicable law, stock exchange rules or accounting rules.
Tax Withholding. Participants are required to pay to Comerica, or make arrangements satisfactory to Comerica regarding the payment of, any taxes that are required to be withheld with respect to grants under the LTIP. Unless otherwise determined by Comerica, the legally required minimum withholding obligations may be settled with shares of Comerica common stock, including shares that are part of the grant that gives rise to the withholding requirement.
Summary of Federal Income Tax Consequences. A summary of the federal income tax consequences to individuals who receive stock options under the LTIP, and to Comerica as a consequence of granting options, is set forth below. The discussion is based upon interpretations of the relevant tax laws in effect as of March 2006. Comerica does not intend for the summary to constitute tax advice to any recipient of an award under the LTIP or to any other person. Each individual should seek tax advice with respect to the consequences of participating in the LTIP from his or her personal tax advisor.
Non-qualified Stock Options. An award recipient will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction is then available to Comerica. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the holder’s ordinary income, and Comerica will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the award recipient as either capital gain or capital loss.
Incentive Stock Options (ISOs). An award recipient will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction is then available to Comerica; however, the recipient may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the recipient has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by Comerica at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the recipient disposes of the shares without satisfying both the holding period and employment requirements, the recipient will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital. Comerica is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the recipient recognizes ordinary income on disposition of the shares.
Limits on Comerica’s Deductions. Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a public company’s chief executive officer and the other four highest paid officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (referred to in this proposal as the performance exception), including approval by shareholders of the material terms of the compensation. Approval of the LTIP by Comerica’s shareholders will satisfy this shareholder approval requirement, and grants under the LTIP are intended to satisfy the requirements for the performance exception.
The LTIP incorporates the provisions required so that stock options and SARs will be qualified performance-based awards. These provisions include establishing the maximum number of shares as to which grants may be made to a single participant in a single calendar year at 350,000 as described above under “Shares Available Under the LTIP,” allowing such stock options and SARs to be granted only by the Compensation Committee, and requiring that their exercise price be not less than the fair market value of Comerica common stock on the date of grant. Therefore, it is expected that all stock options and SARs granted under the LTIP will qualify for the performance exception. In addition, the LTIP gives the Compensation Committee the ability to grant restricted stock, restricted stock units and performance-based awards designed to be qualified performance-based awards. These qualified performance-based awards must be subject to the achievement of performance goals based upon the attainment of specified levels of one or more of the following measures: (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner’s equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total shareholder return). Performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Compensation Committee for a performance period. Such performance measures may be particular to a line of business, subsidiary or other unit or may be based on the performance of Comerica generally.
Performance measures may be adjusted by the Compensation Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable performance period, and any direct or indirect change in the Federal corporate tax rate affecting the performance period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Comerica filings with the Securities and Exchange Commission.

In granting qualified performance-based awards other than stock options and SARs, the Compensation Committee must establish the applicable performance measures within the time allowed by the performance exception and at a time when achievement of the goals is substantially uncertain, and it must certify the achievement of those goals before the vesting or payment of the qualified performance-based awards. In addition, in order to assure that qualified performance-based awards in fact qualify for the performance exception, the LTIP provides that (1) except in the event of death, disability, or other events permitted by the performance exception, the achievement of the applicable performance goals may not be waived, and (2) awards may not be amended, and the Compensation Committee may not exercise discretionary authority, in a way that would cause the awards to cease to qualify for the performance exemption.
As one of the factors in its decisions regarding grants under and administration of the LTIP, the Compensation Committee will consider the anticipated effects of Section 162(m) of the Internal Revenue Code. These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception, and Comerica’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m). Further, if grants vest or are paid on an accelerated basis upon a change in control or a subsequent termination of employment, some or all of the value of that acceleration may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of Comerica’s deduction for the excess parachute payments.
New Tax Law Affecting Deferred Compensation. Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act in late 2004, substantially changes the federal income tax law applicable to nonqualified deferred compensation, including certain equity-based compensation. It is the intention of Comerica that no grants under the LTIP be subject to Internal Revenue Code Section 409A. The terms and conditions of any award made that the Compensation Committee determines will be subject to Section 409A of the Internal Revenue Code will be set forth in the award agreement and will comply in all respects with Section 409A of the Internal Revenue Code.
Effective Date. The LTIP will be effective as of the date it is approved by the shareholders. It will terminate on the tenth anniversary of that date, unless earlier terminated in accordance with its provisions. Awards outstanding as of the date of termination of the LTIP shall not be affected or impaired by the termination.
Shareholder Voting Requirements. If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the meeting is required for approval of the LTIP. In tabulating the vote, abstentions will have the same effect as a vote against the LTIP, however, broker non-votes will be disregarded and will not affect the outcome.
If the LTIP is not approved by the shareholders, the Compensation Committee will continue to administer the Prior LTIP as it currently exists, and the Prior LTIP would be otherwise unaffected by this vote.
COMERICA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO ADOPT THE COMERICA INCORPORATED 2006 LONG-TERM INCENTIVE PLAN.

PROPOSAL III SUBMITTED FOR YOUR VOTE
APPROVAL OF THE COMERICA INCORPORATED
2006 MANAGEMENT INCENTIVE PLAN
On February 22, 2006, the Compensation Committee approved the Comerica Incorporated 2006 Management Incentive Plan (“MIP”), subject to shareholder approval. The Board of Directors approved the Management Incentive Plan on March 28, 2006, also subject to shareholder approval. The MIP will replace the Amended and Restated Comerica Incorporated Management Incentive Plan adopted in 1997 (“1997 MIP”). The MIP is designed to promote and advance the interests of Comerica and its shareholders by enabling Comerica to attract, retain and reward key employees of Comerica and its affiliates, as well as to qualify incentive compensation paid to participants who are Covered Employees (discussed below) as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.
As described above, under Section 162(m) of the Internal Revenue Code, annual compensation in excess of one million dollars paid to a corporation’s Covered Employees is not deductible by Comerica for federal income tax purposes, unless such compensation is considered “performance-based compensation.” For compensation to qualify as “performance-based compensation,” certain conditions must be met, including shareholder approval of the material terms of the arrangement under which the compensation is paid.
Plan Document. The full text of the MIP is included as Appendix IV to this Proxy Statement. The specific performance targets would be determined and maintained by the Compensation Committee and are not included with the plan document. The following is a summary of the material features of the MIP and is qualified in its entirety by the text of the MIP attached to this Proxy Statement as Appendix IV.
Eligible Employees. Eligible employees include any employee of Comerica or an affiliate who is designated by the Compensation Committee as eligible to receive an incentive payment under the MIP. All senior officers, including the five Covered Employees, of Comerica or any of its affiliates are eligible to participate in the MIP. Directors of Comerica who are not salaried employees of Comerica or an affiliate are not eligible to participate. Presently, Comerica estimates that approximately 420 officers would be eligible to receive incentive payments each year under the MIP, if relevant performance criteria were met.
Administration of the Plan. The MIP is administered by the Compensation Committee or such other committee of directors as may be designated by Comerica’s Board of Directors in the future. Any committee designated to administer the MIP must have at least two members and each member must meet the standards of independence necessary to qualify as an “outside director” under Section 162(m) of the Internal Revenue Code. Consequently, none of the eligible officers or employees of Comerica, or any of its affiliates, are permitted to serve on the Compensation Committee.
Performance Goals. Performance goals are established by the Compensation Committee in connection with the grant of any incentive payment under the MIP. In the case of any incentive payment that is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code that is set forth in Section 162(m)(4)(C) of the Internal Revenue Code, such goals shall be: (i) based on the attainment of specified levels of one or more of the following measures (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner’s equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total shareholder return) and (ii) set by the

Compensation Committee within the time period prescribed by Section 162(m) of the Internal Revenue Code. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Compensation Committee for a performance period. Such performance goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of Comerica generally. Such performance goals may cover the performance period as specified by the Compensation Committee. Performance goals may be adjusted by the Compensation Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger-related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable performance period, and any direct or indirect change in the Federal corporate tax rate affecting the performance period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Comerica filings with the Securities and Exchange Commission.
Prior to the earliest time required by Section 162(m) of the Internal Revenue Code, the Compensation Committee will, in its sole discretion, for each performance period, determine and establish in writing the performance goals applicable to the performance period (which must be at least a 12-month period).
Performance Targets. Prior to the earliest time required by Section 162(m) of the Internal Revenue Code, the Compensation Committee will determine and establish in writing the performance targets pursuant to which the total amount that may be available for payment to all participants as incentive payments may be calculated. Performance targets are the measures that must be satisfied in connection with any performance goal prior to paying an incentive payment under the MIP.
For any performance period, the Compensation Committee may measure performance objectives on an absolute basis or relative to a group of peer banks selected by the Compensation Committee, to internal goals or to levels attained in prior performance periods. During any performance period, the Compensation Committee may adjust the performance goals as it deems equitable in recognition of unbudgeted effects of charges for restructuring, discontinued operations, extraordinary items and other unusual or nonrecurring events of loss or expense, merger-related charges, cumulative effect of accounting changes and similar items. However, the Compensation Committee may not adjust the performance goals for an award held by a Covered Employee with respect to the year in which the award is settled so as to increase the amount of compensation payable to the Covered Employee.
New Plan Benefits. On January 24, 2006, the Compensation Committee established performance targets and performance goals under the MIP for the one-year and the three-year performance periods ending December 31, 2006. MIP incentive funding for those periods will vary depending on Comerica’s ranking, as compared with the peer group determined by the Compensation Committee, currently consisting of 16 domestic bank holding companies, on the following financial performance measures: one-year return on equity, one-year average earnings per share growth, three-year return on equity and three-year average earnings per share growth. No basis exists to determine the actual amount of annual and three-year bonuses that will be received under the MIP by eligible participants in the future, as they are subject to performance results that are not yet available.
Incentive Payments. Incentive payments under the MIP generally are payable in cash, but the Compensation Committee may elect to pay a percentage of the incentive payments in shares of common stock. Such shares may be subject to restrictions as may be determined by the

Compensation Committee. The maximum amount that may become payable to a Covered Employee in a calendar year as an incentive payment under the MIP is $5,000,000.
Certification. Pursuant to the MIP, after the end of each performance period, the Compensation Committee shall:

(1)	Certify in writing, prior to the unconditional payment of any incentive payment under the MIP, the level of attainment of the performance targets for the performance period;

(2)	Determine the total amount available for incentive payments based on the attainment of such performance targets;

(3)	In its sole discretion, adjust the size of, or eliminate, the total amount available for incentive payments for the performance period; and

(4)	In its sole discretion, determine the share, if any, of the available amount to be paid to each participant as that participant’s incentive payment, and authorize payment of such amount. In the case of a participant who is a Covered Employee, the Compensation Committee shall not be authorized to increase the amount of the incentive payment for any performance period determined with respect to any such individual by reference to the applicable performance targets.
Amendment and Termination of the MIP. The Compensation Committee may amend, modify or terminate the MIP in any respect at any time without the consent of any participant. Any such action may be taken without the approval of Comerica’s shareholders unless shareholder approval is required by applicable law or the requirements of Section 162(m) of the Internal Revenue Code. Termination of the MIP shall not affect any incentive payments determined by the Compensation Committee to be earned prior to, but payable on or after, the date of termination, and any such incentive payments shall continue to be subject to the terms of the MIP notwithstanding its termination.
Under the MIP, if any compensation or benefits provided by the MIP may result in the application of Section 409A of the Internal Revenue Code, Comerica shall modify it in the least restrictive manner necessary in order to exclude such compensation from the definition of “deferred compensation” within the meaning of Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Internal Revenue Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and with as little diminution in the value of the incentive payments to the participants as practicable.
Effective Date. The MIP will be effective as of January 1, 2006 if approved by the shareholders, and thereafter shall remain in effect until terminated.
Shareholder Voting Requirements. If a quorum is present at the annual meeting, the affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the meeting is required for approval of the MIP. In tabulating the vote, abstentions will have the same effect as a vote against the MIP, however, broker non-votes will be disregarded and will not affect the outcome.
If the MIP is not approved by the shareholders, the Compensation Committee will continue to administer the 1997 MIP as it currently exists, and the 1997 MIP will be otherwise unaffected by this shareholder vote.
COMERICA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO ADOPT THE COMERICA INCORPORATED 2006 MANAGEMENT INCENTIVE PLAN.

PROPOSAL IV SUBMITTED FOR YOUR VOTE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee of Comerica has selected Ernst & Young LLP (“Ernst & Young”), independent auditors, to audit our financial statements for the fiscal year ending December 31, 2006, and recommends that the shareholders vote for ratification of such appointment.
Ernst & Young has served as our independent auditors since 1992. As a matter of good corporate governance, the selection of Ernst & Young is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if Ernst & Young is ratified as independent auditors by the shareholders, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Comerica and its shareholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.
COMERICA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE INDEPENDENT AUDITORS.
INDEPENDENT AUDITORS
Audit Fees
Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the audit of Comerica’s annual financial statements, the review of financial statements included in Comerica’s Forms 10-Q and 10-K and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for those years were: $1,749,906 for the year ended December 31, 2004 and $1,876,288 for the year ended December 31, 2005.
Audit-Related Fees
Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for the assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica’s financial statements were: $176,604 for the year ended December 31, 2004 and $575,120 for the year ended December 31, 2005. Audit-related fees consisted mainly of the audit of its Munder Capital Management subsidiary, the audits of Comerica’s benefit plans, and the internal control (SAS 70 Report) for Comerica’s trust department and Munder Capital Management’s advisory practice. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.
Tax Fees
Aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning were: $323,252 for the year ended December 31, 2004 and $415,890 for the year ended December 31, 2005. Tax fees consisted mainly of expatriate tax services (in 2004), Munder Capital Management subsidiary tax compliance and Framlington Holdings Limited subsidiary tax services as well as consultation on various tax planning strategies for Comerica and its subsidiaries, IRS examinations and Form 1120. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

All Other Fees
There were no aggregate fees billed to Comerica and its subsidiaries by Ernst & Young for either of the last two fiscal years for products and services provided by Ernst & Young, other than those described above.
Services for Investment Vehicles
In connection with the advisory, management, trustee and similar services that Comerica’s affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young, among other independent public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time-to-time, and Ernst & Young also receives fees from time to time from Comerica’s customers when acting on their behalf in connection with lending or other relationships between Comerica’s affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs, as Ernst & Young bills the fees to the investment vehicle, customer or other applicable party and not to Comerica.
Pre-Approval Policy
The Audit Committee has a policy to review, and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the independent auditor (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted1 non-audit services (including tax services) to be provided by the independent auditor, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. At the present time no such delegation has occurred. All of the services provided by Ernst & Young for the years ended December 31, 2004 and December 31, 2005 were approved by the Audit Committee under its pre-approval policy. 3.4% of the services related to Tax Fees for 2004 were approved pursuant to the pre-approval exception described above in the policy.

[1]	For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under applicable laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The information contained in the Audit Committee Report and Performance Graph is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.
AUDIT COMMITTEE REPORT
The Audit Committee oversees Comerica’s financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the New York Stock Exchange and the SEC. In addition to its duties regarding oversight of Comerica’s financial reporting process, including as it relates to the integrity of the financial statements, the independent auditors’ qualifications and independence and the performance of the independent auditors and Comerica’s internal audit function, the Audit Committee also has sole authority to appoint or replace the independent auditors and is directly responsible for the compensation and oversight of the work of the independent auditors as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed the audited financial statements included in Comerica’s Annual Report on Form 10-K with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.
Audit Committee discussions with the independent auditors included those required under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, Communication With Audit Committees, and Statement on Auditing Standards No. 90, Audit Committee Communications. Further, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board. The Audit Committee discussed with the independent auditors their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent auditors are compatible with maintaining the auditors’ independence. In addition, the Audit Committee reviewed with the independent auditors all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
The Audit Committee
William P. Vititoe, Chairman
Lillian Bauder
James F. Cordes
J. Philip DiNapoli
Reginald M. Turner, Jr.
March 28, 2006

PERFORMANCE GRAPH
The performance shown on the graph below is not necessarily indicative of future performance.
Comparison of Five Year Cumulative Total Return
Among Comerica Incorporated, Keefe 50-Bank Index, and S&P 500 Index
(Assumes $100 Invested on 12/31/00 and Reinvestment of Dividends)
ANNUAL REPORT TO SHAREHOLDERS
Comerica mailed the 2005 Annual Report to Shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 2005, to you in March 2006. You should not regard the 2005 Annual Report as proxy soliciting material.

OTHER MATTERS
The Board is not aware of any other matter to be presented at the Annual Meeting. The Board does not currently intend to submit any additional matters for a vote at the Annual Meeting, and no shareholder has provided the required notice of the shareholder’s intention to propose any matter at the Annual Meeting. However, under Comerica’s bylaws, the Board may, without notice, properly submit additional matters for a vote at the Annual Meeting. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

By Order of the Board of Directors

Jon W. Bilstrom
Executive Vice President —
Governance, Regulatory Relations
and Legal Affairs,
and Corporate Secretary
April 10, 2006

APPENDIX I
2005 AMENDED AND RESTATED CHARTER
OF THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS OF COMERICA INCORPORATED
AS APPROVED BY THE BOARD OF DIRECTORS
ON NOVEMBER 15, 2005

I.	AUTHORITY AND COMPOSITION
The Audit Committee (the “Audit Committee”) is established pursuant to Article III, Section 8(d) of the Bylaws of Comerica Incorporated (the “Corporation”). The Audit Committee shall consist of at least three Directors who are appointed annually by the Board of Directors (the “Board”) to serve until their successors are duly elected and qualified. The Audit Committee may appoint a Secretary, who need not be a Director. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business and the vote of a majority of the members present at a meeting at which a quorum is present shall constitute action of the Audit Committee.
The Board will appoint one of the members of the Audit Committee to serve as the Audit Committee Chair. The Audit Committee Chair will have authority to act on behalf of the Audit Committee between meetings. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and non-audit services, provided that the decision of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.
Each member of the Audit Committee shall be a member of the Board and shall satisfy the independence requirements established from time to time by the Board, as well as the independence standards and other requirements prescribed from time to time by the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange, Inc. (the “NYSE”) or otherwise under all applicable laws, rules, regulations and regulatory agency guidelines, whether or not having the force and effect of law (collectively, “Applicable Laws”). The members shall be financially literate, as such qualification is interpreted by the Board in its business judgment.1 Additionally, at least one member of the Audit Committee shall be an “audit committee financial expert,” as defined by the rules of the SEC and as determined by the Board, and such person shall be presumed to have accounting or related financial management expertise. All members of the Audit Committee must meet the independence and experience requirements of the Federal Deposit Insurance Act, as amended, and applicable rules and regulations thereunder.
No member of the Audit Committee may, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee:

(a)	accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries.[2] The “indirect” acceptance by an Audit Committee member of any consulting, advisory or other compensatory fee would

[1]	The Board has determined that financially literate members shall include, but not be limited to, individuals having accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

[2]	Unless Applicable Laws provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation (provided that such compensation is not contingent in any way on continued service).

include acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member, or by an entity (i) which provides accounting, consulting, legal, investment banking or financial advisory services to the Corporation or any subsidiary of the Corporation, and (ii) in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity); or

(b)	be an affiliated person of the Corporation or any of its subsidiaries. An Audit Committee member would be an affiliated person of the Corporation or one or more of its subsidiaries if he or she directly, or indirectly through one or more intermediaries, controlled, or was controlled by, or was under common control with, the Corporation or any of its subsidiaries.[3]
Audit Committee members shall be subject to such other requirements as may be set forth by the Audit Committee from time to time.
The Audit Committee has the authority to engage, at the expense of the Corporation, outside legal, accounting, financial or other advisers as the Audit Committee determines necessary, in its discretion, to carry out its duties, including investigations of suspected improprieties, without consulting in advance, or obtaining the approval of, any officer or the Board of the Corporation.

II.	PURPOSE OF THE AUDIT COMMITTEE
The Audit Committee’s primary purpose is to:

(a)	Provide assistance to the Board by overseeing: (i) the integrity of the Corporation’s financial statements; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications and independence; (iv) the performance of the Corporation’s internal audit function and outside auditors, including with respect to both bank and non-bank subsidiaries; and

(b)	Prepare the Committee report as required by the SEC to be included in the Corporation’s annual proxy statement.
The Audit Committee will also perform the duties required by Applicable Laws to be performed by an audit committee for any subsidiary bank of the Corporation that does not have its own audit committee, to the extent permitted and in the manner required by Applicable Laws.

III.	DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE
The Audit Committee shall:
Outside Auditors

(a)	Be directly responsible for the selection, appointment, retention, compensation, evaluation and termination of, as well as the oversight of the work of, any registered public accounting firm employed by the Corporation (including resolution of disagreements between management and the outside auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other

[3]	Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person will be deemed not to be in control of a specified person if the person: (1) is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person, and (2) is not an executive officer of the specified person.

audit, review or attest services for the Corporation, and each such registered public accounting firm shall report directly to the Audit Committee.

b.	Review, and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the outside auditor (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law); (ii) all internal control-related services; and (iii) all permitted[4] non- audit services (including tax services) to be provided by the outside auditor, provided that preapproval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to the Corporation constitutes not more than 5% of the total amount of revenues paid by the Corporation to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by 1 or more members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

c.	Determine appropriate funding for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (ii) compensation to any outside legal, accounting, financial and/or other advisers employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties, and notify the Board of such Audit Committee determination. The Corporation must provide for such funding.

d.	At least annually, obtain and review a report by the outside auditor describing the following (provided, however, that the outside auditor will not be required to provide any such item to the extent so doing would cause the outside auditor to violate Applicable Laws): the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the outside auditor and the Corporation.

After reviewing the foregoing report and the independent auditor’s work throughout the year, the Audit Committee will be in a position to evaluate the outside auditor’s qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the outside auditor, taking into account the opinions of management and the Corporation’s internal auditors (or other personnel responsible for the internal audit function). In addition to assuring the regular rotation of the lead audit partner as required by law, consider whether, in order to assure continuing auditor independence, there should be regular rotation of the

[4]	For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under Applicable Laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of the Corporation; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

outside audit firm itself. Present conclusions with respect to the outside auditor to the full Board.

(e)	Require that the outside auditor submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Corporation. The Audit Committee shall ensure, specifically, that all written disclosures and the letter from the outside auditor required by ISB Standard No. 1, as may be modified or supplemented, are received and shall discuss with the outside auditor its independence.

(f)	Review (i) the scope of the annual independent audit and any reports issued in connection with the audit with the outside auditor, and (ii) the audited financial statements and the financial reporting process and recommend approval of the Proxy Statement and Form 10-K. Discuss with the outside auditor the matters required to be discussed by SAS 61, as may be modified or supplemented.

(g)	Review and discuss timely reports from the outside auditor on material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

(h)	Review with the outside auditor any audit problems or difficulties and management’s response. The review should include discussion of the responsibilities, budget and staffing of the Corporation’s internal audit function.

(i)	Discuss with management and the outside auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles.

(j)	Discuss with management and the outside auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

(k)	Require the rotation of (i) the outside auditor’s lead or concurring partner every five years, with a five year “cooling-off” period thereafter, as contemplated by the rules of the SEC, and (ii) other partners on the engagement team with responsibility for decision-making on significant auditing, accounting and reporting matters affecting the Corporation’s financial statements, or who maintain regular contact with management or the Audit Committee, every seven years with a two-year “cooling-off” period thereafter. For purposes of the foregoing, specialty and national office partners are not subject to this rotation policy.

(l)	Set clear hiring policies for employees or former employees of the outside auditor.

(m)	Review at least annually with management and the outside auditor their assessments of, and any major issues as to, the adequacy of internal controls, and any special steps adopted in light of material control deficiencies.

(n)	Review at least annually with management and the outside auditor the Corporation’s compliance with designated laws and regulations as required by FDICIA.
Internal Audit Function

(o)	Review the appointment of the General Auditor, as needed.

(p)	At least annually, review with management the role and scope of the work performed by the internal auditors, approve the audit plan and periodically review the plan status and findings.

(q)	Review and approve the Audit Policy.

Financial Reporting/ Internal Controls

(r)	Discuss the audited financial statements and unaudited quarterly financial statements with management and the outside auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.“

(s)	Discuss earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies. These discussions may be done generally (i.e., discussions of the types of information to be disclosed and the type of presentation to be made).

(t)	Quarterly, the Audit Committee will discuss any significant interim financial statement matters with the outside auditor and General Auditor, prior to the filing of the Quarterly Report on Form 10-Q.

(u)	Meet with the Chief Executive Officer and the Chief Financial Officer to discuss officer certification issues and (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data and have identified for the issuer’s auditors any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.
Compliance Oversight

(v)	Discuss the guidelines and policies that govern the process by which risk assessment and risk management is undertaken.

(w)	Address, as needed, the tasks and responsibilities assigned to the Audit Committee in the Code of Ethics for Senior Financial Officers.

(x)	When appropriate, establish and review procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(y)	Review and approve the adequacy of significant insurance coverages.

(z)	Receive and review reports, if any, from management regarding Regulation FD.

(aa)	Provide an Audit Committee report in the Corporation’s annual proxy statement.

(bb)	Review the periodic examinations made by regulatory authorities and any replies required in connection with the examinations.

(cc)	Under the direction of the Comerica Bank Board, review, and, if appropriate, approve the amounts reported each period for the provision for loan and lease losses and for the allowance for loan and lease losses (“ALLL”) and the allowance for credit losses on lending-related commitments. Oversee and monitor the internal controls over the ALLL determination process. Review and, if appropriate, approve a summary prepared by management of Comerica Bank of the amount to be reported in the financial statements for the ALLL. Periodically, review the methodology for the ALLL.
General

(dd)	At least annually, meet separately and privately with each of the General Auditor, the outside auditor, the Chief Financial Officer, the Head of Legal Affairs and such other officers as the Audit Committee deems appropriate.

(ee)	Review and reassess annually the adequacy of the Charter, approve the Charter or recommend to the Board any proposed changes to the Charter, and publish it in accordance with the rules of the SEC.

(ff)	At least annually, conduct a performance self-evaluation to determine whether the Audit Committee is functioning effectively.

(gg)	Obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

(hh)	Report regularly to the Board on its activities.

(ii)	Maintain minutes of its meetings and records relating to those meetings and the Audit Committee’s activities.

(jj)	Review any other matters that may be delegated to the Audit Committee by the Board and keep the Board informed of matters that come before the Audit Committee which the Audit Committee believes should have Board consideration.

IV.	GENERAL
In performing their duties and responsibilities, Audit Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

(a)	One or more officers or employees of the Corporation whom the Audit Committee member in good faith believes to be reliable and competent in the matters presented;

(b)	Counsel, the outside auditor, or other persons as to matters which the Audit Committee member in good faith believes to be within the professional or expert competence of such person; or

(c)	Another committee of the Board as to matters within its designated authority, which committee the Audit Committee member in good faith believes to merit confidence.

APPENDIX II
EXCERPT FROM COMERICA INCORPORATED
2005 CORPORATE GOVERNANCE GUIDELINES*
Categorical Standards Relating to Independence
To be considered “independent,” the Board must affirmatively determine by resolution that a Director has no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a Director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following categorical standards relating to Director Independence:

A.	In no event will a Director be considered “independent” if, currently or within the preceding three years[1]: (i) the Director is or was employed by Comerica (for purposes of these categorical standards, the term “Comerica” shall include Comerica Incorporated and its direct and indirect subsidiaries)[2]; (ii) an immediate family member[3] of the Director is or was employed by Comerica as an executive officer; (iii) the Director is or was employed by or affiliated with a present or former internal or external auditor of Comerica; (iv) any of the Director’s immediate family is or was affiliated with, or employed in a professional capacity by, a present or former internal or external auditor of Comerica; (v) the Director or an immediate family member of the Director is or was employed as an executive officer of another company if any of Comerica’s present executives serves or served on that company’s compensation committee; (vi) the Director, or any of his or her immediate family, receives or received more than $100,000 per year in direct compensation from Comerica, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (vii) the Director is an executive officer or an employee, or any of the Director’s immediate family is an executive officer, of another company (other than a charitable organization) that makes payments to or receives payments from Comerica for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

B.	Subject to the limitations in Section (A) above, the following relationships shall not be considered to be material relationships that would impair a Director’s Independence:

(1)	ordinary lending relationships with the Director or any of the Director’s related interests, as defined in the Federal Reserve Board’s Regulation O (“related interests”), if: (i) in each such case, the extension of credit was made in the ordinary course of business and is on substantially the same terms as those with non-affiliated persons; (ii) in each such case, the extension of credit has been made in compliance with applicable law, including the Federal Reserve Board’s

[1]	In order to facilitate a smooth transition to these standards, until November 4, 2004, this reference to “the preceding three years” shall mean “the preceding one year.” From and after November 4, 2004, it shall mean “the preceding three years.“

[2]	Notwithstanding this requirement, employment as an interim Chairman or CEO shall not disqualify a Director from being considered independent following that employment.

[3]	For purposes of these Categorical Standards Relating to Independence, “immediate family” or “immediate family member” means a person“s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; however, it does not mean individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

*	References to the “Audit and Legal Committee” in the Categorical Standards have been changed to the “Audit Committee” in light of that committee’s name change on November 15, 2005.

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Regulation O, if applicable; (iii) in each such case, no material event of default has occurred under the extension of credit; (iv) the aggregate amount of the extensions of credit to the Director and all of his or her related interests does not exceed 1% of Comerica’s consolidated assets; and (v) in each such case, the borrower represents to Comerica as follows: (a) if the borrower is a company or other entity, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of the borrower; or (b) if the borrower is an individual, that a termination of the extension of credit would not be reasonably be expected to have a material and adverse effect on the financial condition of the borrower;

(2)	other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and any entity that employees (i) a Director, (ii) a Director’s spouse or (iii) any child of a Director who is residing in the Director’s home, if the annual sales to, or purchases from, such entity constitute less than 1% of Comerica’s consolidated gross revenues or constitute less than 1% of such entity’s consolidated gross revenues; and

(3)	a Director of Comerica serving as an executive officer of a not-for-profit organization, if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization’s consolidated gross revenues.
Audit Committee Standards Relating to Independence
In addition to the categorical standards applying to independence generally, Audit Committee members, to be considered independent, may not, other than in their capacity as a member of the Audit Committee, the Board, or any other Board Committee (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from Comerica or any of its subsidiaries, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Comerica (so long as such compensation is not contingent in any way on continued service)4; or (ii) be an affiliated person of Comerica or one or more of its subsidiaries if he or she directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Comerica or any of its subsidiaries.5

[4]	The “indirect” acceptance by an Audit Committee member of any consulting, advisory or other compensatory fee would include acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity (i) in which such member is a partner, member, executive officer or other officer such as a managing director occupying a comparable position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity), and (ii) which provides accounting, consulting, legal, investment banking or financial advisory services to Comerica or any subsidiary of Comerica.

[5]	Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person will be deemed not to be in control of a specified person if the person: (1) is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified persons; and (2) is not an executive officer of the specified person.

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APPENDIX III
COMERICA INCORPORATED
2006 LONG-TERM INCENTIVE PLAN
SECTION 1 — PURPOSE
The purpose of Comerica’s 2006 Long-Term Incentive Plan is to align the interests of employees of the Corporation selected to receive awards with those of stockholders by rewarding long term decision-making and actions for the betterment of the Corporation. Accordingly, Eligible Individuals may receive Awards of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, Performance Awards and Other Stock-Based Awards. Equity-based compensation assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Corporation’s superior long-term performance. This enhances the value of the Corporation for the benefit of its stockholders.
SECTION 2 — DEFINITIONS

A.	“Affiliate” means (i) any entity that is controlled by the Corporation, whether directly or indirectly, and (ii) any entity in which the Corporation has a significant equity interest, as determined by the Committee.

B.	“Award” means an Option, a Stock Appreciation Right, a Share of Restricted Stock, a Restricted Stock Unit, a Performance Award, including a Qualified Performance-Based Award, or an Other Stock-Based Award pursuant to the Plan. Each Award shall be evidenced by an Award Agreement.

C.	“Award Agreement” means a written agreement, in a form approved by the Committee, which sets forth the terms and conditions of an Award, including, but not limited to, the Performance Period and/or Restriction Period, as appropriate. Agreements shall be subject to the express terms and conditions set forth herein, and to such other terms and conditions not inconsistent with the Plan as the Committee shall deem appropriate.

D.	“Award Recipient” means an Eligible Individual who has been granted an Award under the Plan and has entered into an Award Agreement evidencing the grant of such Award or otherwise accepted the terms of an Award Agreement, including by electronic acceptance or acknowledgement.

E.	“Beneficiary” means any person(s) designated by an Award Recipient on a beneficiary designation form, or, if no form, any person(s) entitled to receive any amounts owing to such Award Recipient under this Plan upon his or her death by reason of having been named in the Award Recipient’s will or trust agreement or having qualified as a taker of the Award Recipient’s property under the laws of intestacy. If an Award Recipient authorizes any person, in writing, to exercise such individual’s Options or Stock Appreciation Rights following the Award Recipient’s death, the term “Beneficiary” shall include any person in whose favor such Options or Stock Appreciation Rights are exercised by the person authorized to exercise the Options or Stock Appreciation Rights.

F.	“Board” means the Board of Directors of the Corporation.

G.	“Cause” means (1) conviction of the Award Recipient for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the Award Recipient’s employment duties, (3) willful and deliberate failure on the part of the Award Recipient to perform his or her employment duties in any material respect, or (4) before a Change of Control, such other events as shall be determined by the

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Committee. Before a Change of Control, the Committee shall, unless otherwise provided in an Individual Agreement with the Award Recipient, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

H.	“Change of Control” shall have the meaning set forth in Exhibit A to this Plan.

I.	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

J.	“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which shall be composed of not less than two non-employee directors, and shall be appointed by and serve at the pleasure of the Board.

K.	“Corporation” means Comerica Incorporated, a Delaware corporation, and its successors and assigns.

L.	“Disabled” or “Disability” means “Totally Disabled” (or any derivation of such term) within the meaning of the Long-Term Disability Plan of Comerica Incorporated, or if there is no such plan, “Disability” as determined by the Committee. However, with respect to the rules relating to Incentive Stock Options, the term “Disabled” shall mean disabled as that term is utilized in Sections 422 and 22(e)(3) of the Code, or any successor Code provisions relating to ISOs.

M.	“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Corporation and its Affiliates.

N.	“Eligible Individual” means any officers and employees of the Corporation or any of its Subsidiaries or Affiliates, and prospective officers and employees who have accepted offers of employment from the Corporation or its Subsidiaries or Affiliates. Notwithstanding the foregoing, an Eligible Individual for purposes of receipt of the grant of an ISO shall be limited to those individuals who are eligible to receive ISOs under rules set forth in the Code and applicable regulations.

O.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

P.	“Fair Market Value” means the closing price of a Share on the New York Stock Exchange as reported on the Composite Tape as published in the Wall Street Journal; if, however, there is no trading of Shares on the date in question, then the closing price of the Shares as so reported, on the last preceding trading day shall instead be used to determine Fair Market Value. If Fair Market Value for any date in question cannot be determined as provided above, Fair Market Value shall be determined by the Committee in its good faith discretion based on a reasonable valuation method.

Q.	“Incentive Stock Option” or “ISO Award” means an Option granted pursuant to the Plan that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

R.	“Nonqualified Stock Option” or “NQSO Award” means an Option granted pursuant to the Plan that is not intended to be an Incentive Stock Option.

S.	“Option” means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 6(A) of the Plan.

T.	“Other Stock-Based Award” means any right granted under Section 6(F) of the Plan.

U.	“Performance Award” means any Award, including a Qualified Performance-Based Award, granted pursuant to Section 6(E) of the Plan.

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V.	“Performance Measures” means the performance goals established by the Committee and relating to a Performance Period in connection with the grant of an Award. In the case of any Qualified Performance-Based Award, such goals shall be (i) based on the attainment of specified levels of one or more of the following measures (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner’s equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total stockholder return) and (ii) set by the Committee within the time period prescribed by Section 162(m) of the Code. Performance Measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for a Performance Period. Such Performance Measures may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Corporation generally. Such Performance Measures may cover the Performance Period as specified by the Committee. Performance Measures may be adjusted by the Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable Performance Period, and any direct or indirect change in the Federal corporate tax rate affecting the Performance Period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Corporation filings with the Securities and Exchange Commission.

W.	“Performance Period” means the period designated by the Committee during which the Performance Measures applicable to an Award shall be measured. The Performance Period shall be established at or before the time of the grant of the Award, and the length of any Performance Period shall be within the discretion of the Committee.

X.	“Plan” means the Comerica Incorporated 2006 Long-Term Incentive Plan.

Y.	“Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7.

Z.	“Restriction Period” means the period designated by the Committee during which Shares of a Restricted Stock Award remain forfeitable or a Restricted Stock Unit Award is subject to vesting requirements.

AA.	“Restricted Stock” or “Restricted Stock Award” means an award of Shares pursuant to Section 6(C) of the Plan subject to the terms, conditions and such restrictions as may be determined by the Committee and set forth in the applicable Award Agreement. Shares of Restricted Stock shall constitute issued and outstanding Shares for all corporate purposes.

BB.	“Restricted Stock Units” or “Restricted Stock Unit Award” means an Award granted pursuant to Section 6(D) of the Plan denominated in Shares subject to the terms, conditions and restrictions determined by the Committee and set forth in the applicable Award Agreement.

CC.	“Retirement” means, unless otherwise provided in an Award Agreement or determined by the Committee, retirement from active employment with the Corporation, a Subsidiary or an Affiliate at or after age 65 or after attainment of both age 55 and ten (10) years of continuous service with the Corporation and its Affiliates.

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DD.	“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

EE.	“Share” means a share of common stock, $5.00 par value, of the Corporation or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 3(D) of the Plan.

FF.	“Stock Appreciation Right” or “SAR Award” means a right granted under Section 6(B) of the Plan.

GG.	“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Corporation or any successor to the Corporation.

HH.	“Tax Withholding Date” shall mean the earliest date the obligation to withhold tax with respect to an Award arises.

II.	“Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement or to the extent not specified in the Award Agreement as provided in the Plan.

JJ.	“Termination of Employment” means the termination of the applicable Award Recipient’s employment with the Corporation and any of its Subsidiaries or Affiliates. An Award Recipient employed by a Subsidiary or an Affiliate or a division of the Corporation and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Award Recipient does not immediately thereafter become an employee of the Corporation or another Subsidiary or Affiliate. Neither a temporary absence from employment because of illness, vacation or leave of absence nor a transfer among the Corporation and its Subsidiaries and Affiliates shall be considered a Termination of Employment.
SECTION 3 — STOCK SUBJECT TO THE PLAN

A.	Plan Maximums. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be the sum of (i) eleven million (11,000,000), (ii) any Shares available for future awards under the Amended and Restated Comerica Incorporated 1997 Long-Term Incentive Plan (the “Prior Plan”) as of the Effective Date, and (iii) any Shares that are represented by awards granted under the Prior Plan which are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Corporation. No additional awards will be granted pursuant to the terms of the Prior Plan as of the Effective Date of the Plan. The maximum number of Shares that may be delivered pursuant to Options intended to be Incentive Stock Options shall be one million (1,000,000) Shares. No more than 2.2 million (2,200,000) Shares may be issued during the term of the Plan pursuant to Awards other than Options and Stock Appreciation Rights. Shares subject to an Award under the Plan may be authorized and unissued Shares or treasury Shares.

B.	Individual Limits. No Award Recipient may be granted Awards with respect to more than 350,000 Shares in any calendar year, and the maximum number of Shares underlying Awards of Options and Stock Appreciation Rights that may be granted to an Award Recipient in any calendar year is 350,000.

C.	Rules for Calculating Shares Delivered. Any Shares covered by an Award that has been granted shall be counted as used under the Plan as of the date of grant. To the extent that any Award is forfeited, or any Option or Stock Appreciation Right terminates, expires or

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lapses without being exercised, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan. The following Shares, however, may not again be made available for issuance in respect of Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award; or (iii) Shares repurchased by the Corporation on the open market with the proceeds of an Option exercise price to settle an Option.

D.	Adjustment Provision. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(A) and 3(B) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards, and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). Any such adjustments shall be made in a manner that (i) with respect to Awards that are not considered to be deferred compensation within the meaning of Section 409A of the Code as of immediately prior to such adjustment, would not cause such Awards to become deferred compensation subject to Section 409A of the Code and (ii) with respect to Awards that are considered deferred compensation within the meaning of Section 409A of the Code, would not cause such Awards to be non-compliant with the requirements of Section 409A of the Code.

SECTION 4 — ADMINISTRATION

A.	Committee. The Plan shall be administered by the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to: select Eligible Individuals; to make Awards; to determine the type, size, terms and timing of Awards (which need not be uniform); to accelerate the vesting of Awards, including upon the occurrence of a Change of Control of the Corporation or an Award

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Recipient’s Termination of Employment; to prescribe the form of the Award Agreement; to modify, amend or adjust the terms and conditions of any Award, subject to Sections 7 and 10; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); make any other determinations it believes necessary or advisable in connection with the administration of the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and to otherwise administer the Plan.

B.	Procedures. Determinations of the Committee shall be made by a majority vote of its members at a meeting at which a quorum is present or pursuant to a unanimous written consent of its members. A majority of the members of the Committee shall constitute a quorum. Subject to Section 7(D), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and/or (ii) delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided that, the Committee may not delegate its responsibilities and powers if such delegation would cause an Award made to an individual subject to Section 16 of the Exchange Act not to qualify for an exemption from Section 16(b) of the Exchange Act or cause an Award intended to be a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

All decisions made by the Committee (or any person or persons to whom the Committee has allocated or delegated all or any portion of its responsibilities and powers in accordance with this Plan) shall be final and binding on all persons, including the Corporation, its Affiliates, Subsidiaries, stockholders, Eligible Individuals, Award Recipients, Beneficiaries and other interested parties.

C.	Discretion of the Committee. Subject to Section 1(G), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation, Award Recipients and Eligible Individuals.

D.	Cancellation or Suspension of Awards. The Committee may cancel all or any portion of any Award, whether or not vested or deferred, as set forth below. Upon cancellation, the Award Recipient shall forfeit the Award and any benefits attributable to such canceled Award or portion thereof. The Committee may cancel an Award if, in its sole discretion, the Committee determines in good faith that the Award Recipient has done any of the following: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) was terminated for Cause; (vi) engaged in any activity in competition with the business of the Corporation or any Subsidiary or Affiliate of the Corporation; or (vii) engaged in conduct that adversely affected the Corporation. The Executive Vice President — Director of Human Resources, or such other person designated

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from time to time by the Chief Executive Officer of the Corporation (the “Delegate”), shall have the power and authority to suspend all or any portion of any Award if the Delegate makes in good faith the determination described in the preceding sentence. Any such suspension of an Award shall remain in effect until the suspension shall be presented to and acted on by the Committee at its next meeting.

This Section 4(D) shall have no application for a two year period following a Change of Control of the Corporation.
SECTION 5 — ELIGIBILITY
Awards may only be made to Eligible Individuals.
SECTION 6 — AWARDS

A.	Options. The Committee may grant Options to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate.

1.	Exercise Price. The exercise price per Share of an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, and such exercise price may not be decreased during the Term of the Option except pursuant to an adjustment in accordance with Section 3(D).

2.	Option Term. The Term of each Option shall be fixed by the Committee and the maximum Term of each Option shall be ten (10) years.

3.	Time and Manner of Exercise. The Committee shall determine the time or times at which an Option may be exercised, and the manner in which (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) payment of the exercise price with respect thereto may be made, or deemed to have been made. The Committee may authorize the use of any form of “cashless” exercise of an Option that is legally permissible.

4.	Employment Status. Except as provided in paragraphs (a) through (d) below or as may otherwise be provided by the Committee (either at the time of grant of an Option or thereafter), an Award Recipient’s Options and Stock Appreciation Rights shall be immediately forfeited upon his or her Termination of Employment.

a.	Retirement. An Award Recipient’s Retirement shall not affect any Option outstanding as of the Termination of Employment due to Retirement other than those granted in the calendar year of Retirement. All Options outstanding as of the Termination of Employment due to Retirement other than those granted in the calendar year of such Termination of Employment shall continue to vest pursuant to the vesting schedule applicable to such Options, and any vested Options outstanding as of the Termination of Employment due to Retirement (including any ISO held by an Award Recipient who is not Disabled) shall continue in full force and effect for the remainder of the Term of the Option. All Options granted in the calendar year of Termination of Employment due to Retirement that have not otherwise vested as of such termination shall terminate upon the date of Retirement.

b.	Disability. Upon the cessation of the Award Recipient’s employment due to Disability, any Option held by such individual that was exercisable immediately before the Termination of Employment due to Disability shall continue to be

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exercisable until the earlier of (i) the third anniversary of the Award Recipient’s Termination of Employment (or, in the case of any ISO held by an Award Recipient who is Disabled, the first anniversary of the Award Recipient’s Termination of Employment) and (ii) the expiration of the Term of the Option.

c.	Death. Upon the Award Recipient’s death (whether during his or her employment with the Corporation or an Affiliate or during any applicable post-termination exercise period), any Option held by such individual that was exercisable immediately before the Termination of Employment shall continue to be exercisable by the Beneficiary(ies) of the decedent, until the earlier of (i) the first anniversary the date of the Award Recipient’s death (or, in the case of ISOs, for a period of three months after the Award Recipient’s death) and (ii) the expiration of the Term of the Option (as such term may have been shortened due to the Award Recipient’s Retirement, Disability or Termination of Employment for any other reason).

d.	Other Terminations of Employment. Upon the Award Recipient’s Termination of Employment for any reason other than Retirement, Disability, death or for Cause, any Option held by such individual that was exercisable immediately before the Termination of Employment shall continue to be exercisable until the earlier of (i) the 90th day after the Award Recipient’s Termination of Employment and (ii) the expiration of the Term of the Option.

e.	Extension or Reduction of Exercise Period. In any of the foregoing circumstances, subject to Section 8, the Committee may extend or shorten the exercise period, but may not extend any such period beyond the Term of the Option as originally established (or, insofar as this paragraph relates to Stock Appreciation Rights, the Term of the SAR Award as originally established). Further, with respect to ISOs, as a condition of any such extension, the holder shall be required to deliver to the Corporation a release which provides that such individual will hold the Corporation and/or Affiliate harmless with respect to any adverse tax consequences the individual may suffer by reason of any such extension.

B.	Stock Appreciation Right Awards. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. The Term of each SAR Award shall be fixed by the Committee and the maximum Term of each SAR Award shall be ten (10) years. A Stock Appreciation Right granted under the Plan shall confer on the Award Recipient a right to receive upon exercise thereof the excess (if any) of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right Award as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the Committee shall determine the grant price, Term, manner of exercise, dates of exercise, methods of settlement (cash, Shares or a combination thereof) and any other terms and conditions of any SAR Award. The Committee may impose such conditions or restrictions on the exercise of any SAR Award as it may deem appropriate. Except as otherwise provided by the Committee or in an Award Agreement, any SAR Award must be exercised during the period of the Award Recipient’s employment with the Corporation or Affiliate, provided that the provisions of Section 6(A)(4)(a)-(e) hereof shall apply for purposes of determining the exercise period in the event of the Award Recipient’s Retirement, Disability, death or other Termination of Employment, including following a Change of Control.

C.	Restricted Stock Awards. The Committee may make Restricted Stock Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional

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terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine to be appropriate.

1.	Nature of Restrictions. Restricted Stock Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Subject to the Committee’s authority under Section 6(C)(3) below, the minimum Restriction Period with respect to a Restricted Stock Award that is subject to restrictions that are performance-related shall be one (1) year, and the minimum Restriction Period with respect to a Restricted Stock Award that is subject to restrictions that are not performance-related shall be three (3) years. The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award.

2.	Stock Certificates. Restricted Stock Awards granted under the Plan shall be evidenced by the issuance of a stock certificate(s), which shall be held by the Corporation. Such certificate(s) shall be registered in the name of the Award Recipient and shall bear an appropriate legend which refers to the restrictions applicable to such Restricted Stock Award. Alternatively, shares of Restricted Stock under the Plan may be recorded in book entry form.

3.	Forfeiture; Delivery of Shares. Except as may be otherwise provided in an Award Agreement, upon an Award Recipient’s Termination of Employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Shares of Restricted Stock shall be immediately forfeited and revert to the Corporation; provided, however, that the Committee may waive, in whole or in part, any or all remaining restrictions applicable to the Restricted Stock Award. Shares comprising any Restricted Stock Award held by the Corporation that are no longer subject to restrictions shall be delivered to the Award Recipient (or his or her Beneficiary) promptly after the applicable restrictions lapse or are waived.

D.	Restricted Stock Unit Awards. The Committee may grant Awards of Restricted Stock Units to Eligible Individuals, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Restricted Stock Unit shall represent an unfunded, unsecured right to receive one Share or cash equal to the Fair Market Value of a Share.

1.	Nature of Restrictions. Restricted Stock Unit Awards shall be subject to such restrictions, including Performance Measures, as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Subject to the Committee’s authority under Section 6(D)(3) below, the minimum Restriction Period with respect to a Restricted Stock Unit Award that is subject to restrictions that are performance-related shall be one (1) year, and the minimum Restriction Period with respect to a Restricted Stock Unit Award that is subject to restrictions that are not performance-related shall be three (3) years. The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award.

2.	Rights as a Stockholder. An Eligible Individual to whom Restricted Stock Units are granted shall not have any rights of a stockholder of the Corporation with respect to the Share represented by the Restricted Stock Unit Award. If so determined by the Committee, in its sole and absolute discretion, Restricted Stock Units may include a dividend equivalent right, pursuant to which the Award Recipient will either receive cash amounts (either paid currently or on a contingent basis) equivalent to the dividends and

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other distributions payable with respect to the number of Shares represented by the Restricted Stock Units, or additional Restricted Stock Units with a Fair Market Value equal to such dividends and other distributions.

3.	Forfeiture/ Settlement. Except as may be otherwise provided in an Award Agreement, upon an Award Recipient’s Termination of Employment (as determined under criteria established by the Committee) during the applicable Restriction Period, all Restricted Stock Units shall be immediately forfeited; provided, however, that the Committee may waive, in whole or in part, any or all remaining vesting requirements or restrictions applicable to the Restricted Stock Unit Award. An Award of Restricted Stock Units shall be settled in Shares as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Award Recipient, if the Committee so permits.

E.	Performance Awards. The Committee may grant Performance Awards (designated as Qualified Performance-Based Awards or not) to Eligible Individuals in accordance with the provisions of this Section 6(E) subject to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Shares), other securities, other Awards, or other property, and (ii) shall confer on the Award Recipient the right to receive a dollar amount or number of Shares upon the attainment of Performance Measures during any Performance Period, as established by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Measures to be achieved during any Performance Period, the length of any Performance Period and the amount of any payment or number of Shares in respect of a Performance Award shall be determined by the Committee.

F.	Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards to Eligible Individuals in accordance with the provisions of this Section 6(F) and subject to such additional terms and conditions, including Performance Measures, not inconsistent with the provisions of the Plan, as the Committee shall determine. Other Stock-Based Awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan.

G.	General. Except as otherwise specified in the Plan or an applicable Award Agreement, the following provisions shall apply to Awards granted under the Plan:

1.	Consideration for Awards. Other than the payment of the exercise price or grant price in connection with the exercise of an Option or Stock Appreciation Right or in connection with a deferral, Awards shall be made without monetary consideration or for such minimal monetary consideration as may be required by applicable law. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(D), to decrease the exercise or grant price thereof, be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise or grant price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Corporation’s stockholders.

2.	Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers of Shares to be made by the Corporation or an Affiliate upon the grant, exercise or satisfaction of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof),

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and may be made in a single payment or transfer, in installments or an a deferred basis subject to Section 409A of the Code, to the extent permitted by the applicable Award Agreement and in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

3.	Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by an Award Recipient otherwise than by will or by the laws of intestacy; provided, however, that, an Award Recipient may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Award Recipient and to receive any property distributable with respect to any Award upon the death of the Award Recipient. Each Award or right under any Award shall be exercisable during the Award Recipient’s lifetime only by the Award Recipient or, if permissible under applicable law, by the Award Recipient’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate.

4.	Term of Awards. Subject to any specific provisions of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

5.	Securities Law Restrictions. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange, any other exchange on which Shares may be eligible to be traded or any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

SECTION 7 — QUALIFIED PERFORMANCE-BASED AWARDS

A.	Section 162(m) Exemption. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Award Recipient who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Corporation qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

B.	Limitation on Amendment. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Measure, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Qualified Performance-Based Award may be amended, nor may the

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Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Measure will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) any rights to vesting or accelerated payment on a Change of Control shall apply notwithstanding this Section 7(B).

C.	Maximum Cash Award. For purposes of the Section 162(m) Exemption, the maximum amount of compensation payable with respect to an Award granted under the Plan to any Award Recipient who is a “covered employee” (as defined in Section 162(m) of the Code) that is denominated as a dollar amount will not exceed $5,000,000 for any calendar year.

D.	Limitation on Action by the Full Board. The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

SECTION 8 — SECTION 409A OF THE CODE
It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.
SECTION 9 — WITHHOLDING OF TAXES
The Corporation will, if required by applicable law, withhold the minimum statutory amount of Federal, state and/or local withholding taxes no later than the date as of which an amount first becomes includible in the gross income of an Award Recipient for Federal, state, local or foreign income or employment or other tax. Unless otherwise provided in the applicable Award Agreement, each Award Recipient may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) by delivery to the Corporation of already-owned Shares which have been held by the individual for at least six (6) months having a Fair Market Value, as of the Tax Withholding Date, sufficient to satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award; (iii) by authorizing the Corporation to withhold from the Shares otherwise issuable to the individual pursuant to the exercise or vesting of an Award, a number of shares having a Fair Market Value, as of the Tax Withholding Date, which will satisfy the amount of the withholding tax obligation; or (iv) by a combination of such methods of payment. If the amount requested is not paid, the Corporation may refuse to satisfy the Award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Award Recipient. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

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SECTION 10 — AMENDMENT AND TERMINATION

A.	Amendments to the Plan. The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Award Recipients with respect to a previously granted Award without such Award Recipient’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

B.	Amendments to Awards. Subject to Section 6(G)(1), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Award Recipient’s consent materially impair the rights of any Award Recipient with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.
SECTION 11 — MISCELLANEOUS PROVISIONS

A.	Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the applicable stock exchange; (ii) any registration or other qualification of such Shares of the Corporation under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

B.	Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees. Participation in the Plan shall not affect an individual’s eligibility to participate in any other benefit or incentive plan of the Corporation.

C.	No Contract of Employment or Rights to Awards. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary or Affiliate to terminate the employment of any employee at any time. No employee or other person shall have any claim or right to receive an Award under the Plan. Receipt of an Award shall not confer upon the Award Recipient any rights of a stockholder with respect to any Shares subject to such Award except as specifically provided in the Agreement relating to the Award.

D.	Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Award Recipients holding Restricted Stock Unit Awards, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment

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shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 11(D).

E.	Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Corporation.

F.	Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

G.	Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

H.	Expenses. The expenses of the Plan shall be borne by the Corporation.

I.	Acceptance of Terms. By accepting an Award under the Plan or payment pursuant to any Award, each Award Recipient, legal representative and Beneficiary shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or the Corporation. A breach by any Award Recipient, his or her Beneficiary(ies), or legal representative, of any restrictions, terms or conditions contained in the Plan, any Award Agreement, or otherwise established by the Committee with respect to any Award will, unless waived in whole or in part by the Committee, cause a forfeiture of such Award.

SECTION 12 — EFFECTIVE DATE
The Plan was adopted by the Board on March 28, 2006, and it will be effective as of the date (the “Effective Date”) it is approved by at least a majority of the Shares of the Corporation present and entitled to vote, at a meeting of the Corporation’s stockholders at which there is a quorum. The Plan will terminate on the tenth (10th) anniversary of the Effective Date, unless earlier terminated in accordance with Section 10. Awards outstanding as of the date of termination of the Plan shall not be affected or impaired by the termination of the Plan.
Compensation Committee Approved: February 22, 2006
Board Approved: March 28, 2006
Stockholders Approved:

III-14

EXHIBIT A
CHANGE OF CONTROL
For the purpose of this Plan, a “Change of Control” shall mean:

1.	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection 3 of this Exhibit A; or

2.	Individuals who, as of the date hereof, constitute the Corporation’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

3.	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation’s assets (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the company resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4.	Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.

III-15

APPENDIX IV
COMERICA INCORPORATED
2006 MANAGEMENT INCENTIVE PLAN
SECTION 1 — PURPOSE
The purpose of the Comerica Incorporated 2006 Management Incentive Plan is to promote and advance the interests of Comerica Incorporated and its stockholders by enabling the Corporation to attract, retain and reward key employees of the Corporation and its Affiliates (as defined below), and to qualify incentive compensation paid to Participants (as defined below) who are Covered Employees (as defined below) as performance-based compensation within the meaning of Section 162(m) of the Code (as defined below).
SECTION 2 — DEFINITIONS
The terms below shall have the following meanings:

A.	“Affiliate” means any company controlled by, controlling or under common control with the Corporation.

B.	“Board” means the Board of Directors of the Corporation.

C.	“Change of Control” means a Change of Control as defined in the Comerica Incorporated Executive Officer Employment Agreements.

D.	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

E.	“Committee” means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board or a subcommittee thereof consisting of members appointed from time to time by the Board of Directors of the Corporation shall be the Committee and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Code Section 162(m). To the extent required by Section 162(m) of the Code, the Committee administering the Plan shall be composed solely of “outside directors” within the meaning of Code Section 162(m).

F.	“Corporation” means Comerica Incorporated, a Delaware corporation.

G.	“Covered Employee” means any employee that the Committee reasonably expects to be a “covered employee” within the meaning of Section 162(m) of the Code with respect to the applicable Performance Period.

H.	“Incentive Payment” means, with respect to each Participant, the amount he or she may receive for the applicable Performance Period as determined by the Committee pursuant to the provisions of the Plan.

I.	“Participant” means any employee of the Corporation or an Affiliate who is designated by the Committee as eligible to receive an Incentive Payment under the Plan.

J.	“Performance Goals” means the performance goals established by the Committee in connection with the grant of any Incentive Payment. In the case of any Incentive Payment that is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such goals shall be (i) based on the attainment of specified levels of one or more of the following measures (a) earnings per share, (b) return measures (including, but not limited to, return on assets, equity or sales), (c) net income (before or after taxes), (d) cash flow

(including, but not limited to, operating cash flow and free cash flow), (e) cash flow return on investments, which equals net cash flows divided by owner’s equity, (f) earnings before or after taxes, interest, depreciation and/or amortization, (g) internal rate of return or increase in net present value, (h) gross revenues, (i) gross margins or (j) stock price (including, but not limited to, growth measures and total stockholder return) and (ii) set by the Committee within the time period prescribed by Section 162(m) of the Code. Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee for a Performance Period. Such Performance Goals may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Corporation generally. Such Performance Goals may cover the Performance Period as specified by the Committee. Performance Goals may be adjusted by the Committee in its sole discretion to eliminate the unbudgeted effects of charges for restructurings, charges for discontinued operations, charges for extraordinary items and other unusual or non-recurring items of loss or expense, merger related charges, cumulative effect of accounting changes, the unbudgeted financial impact of any acquisition or divestiture made during the applicable Performance Period, and any direct or indirect change in the Federal corporate tax rate affecting the Performance Period, each as defined by generally accepted accounting principles and identified in the audited financial statements, notes to the audited financial statements, management’s discussion and analysis or other Corporation filings with the Securities and Exchange Commission.

K.	“Performance Period” means, with respect to any Incentive Payment, the period, not to be less than 12 months, specified by the Committee.

L.	“Performance Targets” mean the specific measures which must be satisfied in connection with any Performance Goal prior paying any Incentive Payment.

M.	“Plan” means the 2006 Comerica Incorporated Management Incentive Plan.

SECTION 3 — ADMINISTRATION
The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have exclusive authority to interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in connection with the administration of the Plan, including, but not limited to, determinations relating to eligibility, whether to make Incentive Payments, the terms of any such Incentive Payments, the time or times at which Performance Goals are established, the Performance Periods to which Incentive Payments relate, and the actual dollar amount of any Incentive Payment. The determinations of the Committee pursuant to this authority shall be conclusive and binding on all parties including without limitation the Participants, the Corporation and its stockholders. The provisions of this Plan are intended to ensure that all Incentive Payments made to Covered Employees hereunder qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and, unless otherwise determined by the Committee, this Plan shall be interpreted and operated consistent with that intention.
The Committee may, in its discretion, authorize the Chief Executive Officer of the Corporation to act on its behalf, except with respect to matters relating to such Chief Executive Officer or which are required to be certified by a majority of the Committee under the Plan, or which are required to be handled exclusively by the Committee under Code Section 162(m) or the regulations promulgated thereunder.

SECTION 4 — ESTABLISHMENT OF PERFORMANCE GOALS AND INCENTIVE PAYMENTS

A.	Establishment of Performance Goals. Prior to the earliest time required by Section 162(m) of the Code, the Committee shall, in its sole discretion, for each Performance Period, determine and establish in writing the following:

1.	The Performance Goals applicable to the Performance Period; and

2.	The Performance Targets pursuant to which the total amount that may be available for payment to all Participants as Incentive Payments based upon the relative level of attainment of the Performance Goals may be calculated.

B.	Certification and Payment. After the end of each Performance Period, the Committee shall:

1.	Certify in writing, prior to the unconditional payment of any Incentive Payment, the level of attainment of the Performance Targets for the Performance Period;

2.	Determine the total amount available for Incentive Payments based on the attainment of such Performance Targets;

3.	In its sole discretion, adjust the size of, or eliminate, the total amount available for Incentive Payments for the Performance Period; and

4.	In its sole discretion, determine the share, if any, of the available amount to be paid to each Participant as that Participant’s Incentive Payment, and authorize payment of such amount. In the case of a Participant who is a Covered Employee, the Committee shall not be authorized to increase the amount of the Incentive Payment for any Performance Period determined with respect to any such individual by reference to the applicable Performance Targets.

C.	Other Applicable Rules

1.	Unless otherwise determined by the Committee with respect to any Covered Employee or by the Corporation’s Chief Executive Officer with respect to any other Participant (unless otherwise required by applicable law), no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Corporation or an Affiliate as of the date of payment; provided, however, in the event of the Participant’s (i) retirement in accordance with the policies of the Corporation or Affiliate which employs the Participant, (ii) death, or (iii) disability (within the meaning of such term as set forth in the Long-Term Disability Plan of Comerica Incorporated or its successor, the provisions of which are incorporated herein by reference, or as the Committee shall determine), the Corporation shall pay the Participant an Incentive Payment for the applicable Performance Period, at such time as Participants are generally paid Incentive Payments for such Performance Period, in an amount equal to the product of (x) the amount that the Committee (or in the case of a Participant who is not a Covered Employee, the Chief Executive Officer) determines that the Participant would have earned for the applicable Performance Period had the Participant continued in the employ of the Corporation for the entirety of the Performance Period and (y) a fraction, the numerator of which the is number of full months elapsed from the commencement of the applicable Performance Period through the Participant’s termination of employment and the denominator of which is the total number of months in the applicable Performance Period.

2.	Incentive Payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation’s payroll practices as in effect from time to time.

3.	The maximum amount which may become payable to any Covered Employee in any calendar year as an Incentive Payment with respect to all Performance Periods completed during such calendar year shall be $5,000,000.

4.	Incentive Payments shall be payable in cash, provided, however, that the Committee may elect to pay a percentage of such Incentive Payments in shares of the Corporation’s common stock, $5.00 par value, per share (“Shares”). Any such Shares shall be subject to restrictions as may be determined by the Committee. Incentive Payments, including any grant of Shares in lieu of cash, shall be made as soon as practical after the completion of the Performance Period, but in no event after the date that is two and a half months after the end of the calendar year in which such Performance Period ends. Notwithstanding anything in this Section 4(C)(4) to the contrary, if a Participant elects to defer receipt of all or any portion of an Incentive Payment under the provisions of any deferred compensation plan maintained by the Corporation, the provisions in this Plan (including this Section 4(C)(4)) regarding the timing and form of payment of Incentive Payments shall cease to apply to such deferred amounts and the provisions of the applicable deferred compensation plan shall govern the timing and form of payment of such deferred amounts.

5.	A Participant shall have the right to defer any or all of any Incentive Payment as permitted under the provisions of any deferred compensation plan maintained by the Corporation. The Committee, in its sole discretion, may impose limitations on the percentage or dollar amount of any Participant election to defer any Incentive Payment and may impose rules prohibiting the deferral of less than 100% of any Incentive Payment.

6.	Until paid to a Participant, Incentive Payments may not be assigned, alienated, transferred or encumbered in any way.
SECTION 5 — AMENDMENT OR TERMINATION
The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of any Participant. Any such action may be taken without the approval of the Corporation’s stockholders unless stockholder approval is required by applicable law or the requirements of Section 162(m) of the Code. Termination of the Plan shall not affect any Incentive Payments determined by the Committee to be earned prior to, but payable on or after, the date of termination, and any such Incentive Payments shall continue to be subject to the terms of the Plan notwithstanding its termination.
SECTION 6 — CHANGE OF CONTROL
Unless otherwise determined by the Committee prior to a Change of Control, in the event of a Change of Control, the following provisions shall be applicable:

A.	The Performance Periods then in effect will be deemed to have concluded immediately prior to the Change of Control of the Corporation and the total amount available to fund the related incentive pools will be that proportion of the amount (based upon the number of full and partial months in such Performance Period elapsed through the date of Change of Control of the Corporation) which would be available for funding assuming the Corporation had attained Performance Goals at a level generating maximum funding for the Performance Periods; and

B.	The Committee, in its sole discretion, will no later than immediately prior to the Change of Control approve the share of the available amount payable to each Participant as that Participant’s Incentive Payment (provided that the entire available amount as calculated pursuant to Section 6(A) shall be paid to Participants as Incentive Payments), and payments shall be made to each Participant as soon thereafter as is practicable.

SECTION 7 — EFFECTIVE DATE OF THE PLAN
This Comerica Incorporated 2006 Management Incentive Plan shall be effective as of January 1, 2006, subject to the approval of the Corporation’s stockholders on May 16, 2006, as required to comply with the requirements of Section 162(m) of the Code, and thereafter shall remain in effect until terminated in accordance with Section 5 hereof.
SECTION 8 — GENERAL PROVISIONS

A.	The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Corporation or any Affiliate, except as expressly provided in the Plan.

B.	The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. “Corporation” means the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Plan by operation of law or otherwise.

C.	The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation, or any Affiliate, and any Participant. Participation in the Plan shall not give a Participant any right to be retained in the employ of the Corporation or any Affiliate or to receive an Incentive Payment with respect to any Performance Period.

D.	Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required and such arrangements may be either generally applicable or applicable only in specific cases.

E.	The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

F.	This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Participants who are Covered Employees, Section 162(m) of the Code. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law or regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws including, without limitation, Code Section 162(m), so as to carry out the intent of this Plan.

G.	If any compensation or benefits provided by this Plan may result in the application of Section 409A of the Code, the Corporation shall modify the Plan in the least restrictive manner necessary in order to exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and with as little diminution in the value of the Incentive Payments to the Participants as practicable.

H.	Neither the Plan nor any Incentive Payment shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any person acquires a right to receive Incentive Payments from the Corporation pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
Compensation Committee Approved: February 22, 2006
Board Approved: March 28, 2006
Stockholders Approved:

Location of Comerica Incorporated
2006 Annual Meeting of Shareholders
Max M. Fisher Music Center (“The Max”)
3711 Woodward Avenue
Detroit, Michigan 48201
(313) 576-5188
www.detroitsymphony.com/max/
Complimentary valet parking is available at The Max’s main entrance on Woodward Avenue.
Briefcases, purses and other bags brought to the meeting may be subject to inspection at the door.

Important Notice Regarding Delivery of Security Holder Documents
The Securities and Exchange Commission adopted rules that allow Comerica Incorporated (“Comerica”) to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable, to any household at which two or more shareholders reside who share the same last name or whom Comerica reasonably believes to be members of the same family. This procedure is referred to as “Householding.” The Delaware General Corporation Law also allows Householding of notices to shareholders.
If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of Comerica’s annual report, notice of annual or special meeting of shareholders, proxy statement, proxy statement combined with a prospectus, or information statement, as applicable. We will include with the Householded materials for our annual meeting a separate proxy card for each registered shareholder at your address. Householding may not apply with respect to accounts under certain of Comerica’s employee benefit plans.
If you object to Householding, or if you wish to revoke your consent to Householding in the future, call Wells Fargo Shareowner Services, our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number and Comerica number 114.
If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. Comerica intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.
Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household, as well as the cost to Comerica of preparing and mailing duplicate materials.

PLEASE VOTE BY TELEPHONE OR THE INTERNET.
PLEASE READ THE INSTRUCTIONS BELOW.

Comerica encourages you to take advantage of the following convenient ways to vote your shares for matters to be covered at the 2006 Annual Meeting of Shareholders. Please take the opportunity to use one of the two voting methods outlined below to cast your ballot. These methods are easy to use and save Comerica postage and other expenses.

VOTE BY PHONE: 1-800-560-1965

•	Use any touch-tone telephone to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

•	Follow the simple instructions the system provides you.

•	You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is noon (Central Time), May 15, 2006. For shares held in Comerica’s employee benefit plans, the deadline is noon (Central Time), May 14, 2006.
(OR)

VOTE BY THE INTERNET: http://www.eproxy.com/cma/

•	Use the Internet to vote your proxy.
•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the web site.
•	Follow the simple instructions to obtain your records and create an electronic ballot.
•	You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is noon (Central Time), May 15, 2006. For shares held in Comerica’s employee benefit plans, the deadline is noon (Central Time), May 14, 2006.
If you vote by phone or vote using the Internet, please do not mail your proxy.
THANK YOU FOR VOTING BY PHONE OR THE INTERNET.

COMERICA INCORPORATED
2006 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 16, 2006
9:30 a.m.
Max M. Fisher Music Center
3711 Woodward Avenue
Detroit, Michigan
If you consented to access your proxy information electronically, you may view it by going to the following website on the Internet: http://www.comerica.com. Click on “Investor Relations,” then on “Investor’s Overview.”
If you would like to access the proxy information electronically in the future rather than receive paper copies in the mail, please visit www.econsent.com/cma/ and follow the instructions.

proxy

This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned appoints Jon W. Bilstrom and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 17, 2006, at the annual meeting of shareholders to be held on May 16, 2006, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.
This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans.
COMERICA INCORPORATED
2006 ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2006
9:30 a.m.
See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 15, 2006.
For shares held in Comerica’s employee benefit plans, the deadline is 12:00 p.m. (CT) on May 14, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/cma/ — QUICK ««« EASY ««« IMMEDIATE
•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 15, 2006. For shares held in Comerica’s employee benefit plans, the deadline is 12:00 p.m. (CT) on May 14, 2006.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Comerica Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01	Lillian Bauder	03	Robert S. Taubman	☐	Vote FOR	☐	Vote WITHHELD
		02	Anthony F. Earley, Jr.	04	Reginald M. Turner, Jr.		all nominees (except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Comerica Incorporated 2006 Long-Term Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	Approval of the Comerica Incorporated 2006 Management Incentive Plan	☐	For	☐	Against	☐	Abstain

4.	Ratification of the Appointment of Ernst & Young LLP as Independent Auditors	☐	For	☐	Against	☐	Abstain
IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.